SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934

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JACK IN THE BOX INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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JACK IN THE BOX INC.

January 13, 2005

Dear Stockholder:

       You are cordially invited to attend the Annual Meeting of Stockholders of Jack in the Box Inc. to be held at 2:00 p.m. on Monday, February 14, 2005, at the Marriott Mission Valley, 8757 Rio San Diego Drive, San Diego, California.

       We hope you will attend in person. If you plan to do so, please indicate in the space provided on the enclosed proxy. Whether you plan to attend the meeting or not, we encourage you to read this Proxy Statement and vote your shares. Please sign, date and return the enclosed proxy as soon as possible in the postage-paid envelope provided, or if indicated on your proxy card, vote by telephone or Internet. This will ensure representation of your shares in the event that you are unable to attend the meeting.

       The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Meeting and Proxy Statement.

       The Directors and Officers of the Company look forward to seeing you at the annual meeting.

Sincerely,

Robert J. Nugent
Chairman of the Board

JACK IN THE BOX INC.
9330 Balboa Avenue
San Diego, California 92123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on February 14, 2005

To the Stockholders of Jack in the Box Inc.:

      The 2005 Annual Meeting of Stockholders of Jack in the Box Inc. will be held at 2:00 p.m. on Monday, February 14, 2005, at the Marriott Mission Valley, 8757 Rio San Diego Drive, San Diego, California.

      The meeting will be held to vote upon the following proposals:

1.	To elect ten directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	To approve an amendment to the 2004 Stock Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 2,000,000 shares;

3.	To ratify the appointment of KPMG LLP (“KPMG”) as independent registered public accountants;

4.	To act upon such other matters as may properly come before the meeting, or any postponements or adjournments thereof.

      Only stockholders of record at the close of business on December 23, 2004 will be entitled to vote at the meeting.

By order of the Board of Directors

Lawrence E. Schauf
Secretary

San Diego, California

January 13, 2005

JACK IN THE BOX INC.

9330 Balboa Avenue
San Diego, California 92123

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

February 14, 2005

SOLICITATION OF PROXIES

      This Proxy Statement is furnished in connection with the solicitation of proxies. The Board of Directors of Jack in the Box Inc., a Delaware corporation, is soliciting proxies for use at the 2005 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 2:00 p.m. on Monday, February 14, 2005, at the Marriott Mission Valley, 8757 Rio San Diego Drive, San Diego, California, or any postponements or adjournments thereof. This Proxy Statement, form of proxy, and the accompanying Jack in the Box Inc. 2004 Summary Annual Report and Annual Report on Form 10-K were mailed to stockholders on or about January 13, 2005. References in this Proxy Statement to the “Company,” “we,” “us,” and “our” refer to Jack in the Box Inc.

      The Company will pay for the cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy, Summary Annual Report and Annual Report on Form 10-K. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others, to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. We have engaged D.F. King & Co., Inc. (“D.F. King”) to assist us in the solicitation of proxies, for which the Company will pay a fee not to exceed $5,500 plus out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally, by telephone or other means by D.F. King, as well as by directors, officers or employees of the Company, who will receive no additional compensation for such services.

VOTING INFORMATION

      Only holders of record of common stock at the close of business on December 23, 2004 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 36,363,994 shares of Jack in the Box Inc. Common Stock, $.01 par value (the “Common Stock”), outstanding, excluding treasury shares. Company treasury shares will not be voted. You are entitled to one vote for each share you own on any matter that may be properly presented for consideration and action by stockholders at the meeting.

      The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote, is necessary to have a quorum at the Annual Meeting. Abstentions and broker non-votes (described below) are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, we may adjourn the Annual Meeting to solicit additional proxies.

      Broker Non-Votes. A “broker non-vote” occurs when your broker submits a proxy card for your shares but does not indicate a vote on a particular matter because the broker has not received voting instructions from you and does not have authority to vote on that matter without such instructions. “Broker non-votes” are treated as present for purposes of determining a quorum but are not counted as withheld votes, votes against the matter in question, or as abstentions, nor are they counted in determining the number of votes present for the particular matter. Under the rules of the New York Stock Exchange, if your broker holds shares in your name and delivers this Proxy Statement to you, the broker, in the absence of voting instructions from you, is entitled to vote your shares on Proposals 1 and 3 and other routine matters, but not on Proposal 2.

      Voting and Revocability of Proxies. All shares represented by valid proxies received and not revoked will be voted at the meeting. Your proxy will be voted as you direct, either in writing or by telephone or Internet. If you give no direction, your proxy will be voted FOR the nominees for election as directors, and FOR Proposals 2 and 3. The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. See “Other Business”. The telephone and Internet voting procedures, available only if you are a stockholder of record, are designed to authenticate your identity, to allow you to vote your shares and to confirm that your instructions have been properly recorded. The enclosed proxy card sets forth specific instructions that you must follow if you qualify to vote via telephone or Internet and wish to do so. You may revoke your proxy at any time before it is voted at the Annual Meeting by filing a written notice of revocation with the Secretary of the Company at the Company’s executive offices at 9330 Balboa Avenue, San Diego, California 92123, by filing a duly executed written proxy bearing a later date or, if you qualify, by a later proxy delivered using the telephone or Internet voting procedures. Your proxy will not be voted if you are present at the Annual Meeting and elect to vote in person. Attendance at the meeting will not, by itself, revoke a proxy.

PROPOSAL ONE

ELECTION OF DIRECTORS

      The ten directors of the Company are elected annually and serve until the next Annual Meeting and until their successors are elected and qualified. The current nominees for election as directors are set forth below. Should any nominee become unavailable to serve as a director, your proxy will be voted for such other person as the Board of Directors of the Company (the “Board”) designates. To the best of our knowledge, all nominees are and will be available to serve. Stockholders’ nominations for election of a director may be made only pursuant to the provisions of the Company’s Bylaws, described under “Other Business”.

      Your vote may be cast in favor of the proposed directors or withheld. A plurality of the votes cast at the meeting (assuming a quorum) will be sufficient to elect the directors. Accordingly, withheld votes or broker non-votes will have no effect on the election of directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.

Nominees for Director

      The following table provides certain information about each nominee for director as of January 1, 2005:

			Director
Name	Age	Position(s) with the Company	Since

Michael E. Alpert(4)(5)	62	Director	1992
Edward W. Gibbons(3)(4)	68	Director	1985
Anne B. Gust(2)(5)	46	Director	2003
Alice B. Hayes, Ph.D.(2)(5)	67	Director	1999
Murray H. Hutchison(1)(2)	66	Director	1998
Linda A. Lang	46	President, Chief Operating Officer and Director	2003
Michael W. Murphy(1)(2)	47	Director	2002
Robert J. Nugent(3)	63	Chairman of the Board and Chief Executive Officer	1988
L. Robert Payne(1)(3)(4)	71	Director	1986
David M. Tehle	48	Director	2004

(1)	Current Member of the Audit Committee.

(2)	Current Member of the Compensation Committee.

(3)	Current Member of the Executive Committee.

(4)	Current Member of the Finance Committee.

(5)	Current Member of the Nominating and Governance Committee.

      Effective February 17, 2005, the Committees will be reconstituted as described below under “2005 Committee Assignments”.

      The business experience, principal occupations and employment of the nominees follows:

      Mr. Alpert has been a director of the Company since August 1992 and is currently Chairman of the Nominating and Governance Committee. Mr. Alpert was a partner in the San Diego office of the law firm of Gibson, Dunn & Crutcher LLP for more than five years prior to his retirement in August 1992. He is currently Advisory Counsel to Gibson, Dunn & Crutcher LLP, although he no longer provides services to or receives any compensation from the firm. Gibson, Dunn & Crutcher LLP provides legal services to us from time-to-time.

      Mr. Gibbons has been a director of the Company since October 1985. He has been the President of Gibbons & Co. Inc., an investment banking firm, for two years. Prior to his appointment to President of Gibbons & Company Inc., he was a general partner of the investment banking firm Gibbons, Goodwin, van Amerongen for more than five years. Mr. Gibbons serves as a director of Robert Half International, Inc.

      Ms. Gust has been a director of the Company since January 2003. She has been Chief Administrative Officer of The Gap, Inc. since March 2000 and an Executive Vice President since September 1998. Prior to her appointment to Executive Vice President, she served as Senior Vice President, Legal and Corporate Administration.

      Dr. Hayes has been a director of the Company since September 1999. She was the President of the University of San Diego from 1995 to 2003, and is now President Emerita. From 1989 to 1995, Dr. Hayes served as Executive Vice President and Provost of Saint Louis University. Previously, she spent 27 years at Loyola University of Chicago, where she served in various executive positions. Dr. Hayes serves as a director of the Pulitzer Publishing Company and Con Agra.

      Mr. Hutchison has been a director of the Company since May 1998 and is currently Chairman of the Compensation Committee. He served 24 years as Chief Executive Officer and Chairman of International Technology Corp., a large publicly traded environmental engineering firm, until his retirement in 1996. Mr. Hutchison serves as a director of Cadiz Inc.

      Ms. Lang has been a director of the Company since November 7, 2003, when she was also promoted to President and Chief Operating Officer. She was Executive Vice President from July 2002 to November 2003, Senior Vice President, Marketing from May 2001 to July 2002, Vice President and Regional Vice President, Southern California Region from April 2000 to May 2001, Vice President, Marketing from March 1999 to April 2000 and Vice President, Products, Promotions and Consumer Research from February 1996 until March 1999. Ms. Lang has 16 years of experience with the Company in various marketing, finance and operations positions. Ms. Lang serves as a director of WD-40 Company.

      Mr. Murphy has been director of the Company since September 2002 and is currently Chairman of the Audit Committee. He has been President and CEO of Sharp HealthCare, San Diego’s largest integrated health system, since April 1996. Prior to his appointment to President and CEO, Mr. Murphy served as Senior Vice President of Business Development and Legal Affairs. His career at Sharp began in 1991 as Chief Financial Officer of Grossmont Hospital, before moving to Sharp’s system-wide role of Vice President of Financial Accounting and Reporting.

      Mr. Nugent has been Chairman of the Board since February 2001 and is currently Chairman of the Executive Committee. He has been Chief Executive Officer since April 1996. Mr. Nugent assumed the title of President effective January 1, 2003 until November 7, 2003 upon Ms. Lang’s promotion to President. He was President from April 1996 to February 2001 and Executive Vice President from February 1985 to April 1996. Mr. Nugent has 25 years of experience with the Company in various executive and operations positions.

      Mr. Payne has been a director of the Company since August 1986 and is currently Chairman of the Finance Committee. He has been President and Chief Executive Officer of Multi-Ventures, Inc. since February 1976. Multi-Ventures, Inc. is a real estate development and investment company that is also the managing partner of the San Diego Mission Valley Hilton and the Red Lion Hanalei Hotel. He was a principal in the Company prior to its acquisition by its former parent, Ralston Purina Company, in 1968.

      Mr. Tehle has been a director since December 20, 2004. He has been Executive Vice President and Chief Financial Officer of Dollar General Corporation, a large discount retailer, since June 2004. Mr. Tehle served from 1997 to June 2004 as Executive Vice President and Chief Financial Officer of Haggar Corporation, a manufacturing, marketing and retail corporation. From 1996 to 1997, he was Vice President of Finance for a division of The Stanley Works, one of the world’s largest manufacturer of tools and from 1993 to 1996, he was Vice President and Chief Financial Officer of Hat Brands, Inc.

2005 Committee Assignments

      The Board of Directors has approved changes to the Board Committees to be effective February 17, 2005. The Committees shall be as follows:

Audit Committee	Finance Committee
Michael W. Murphy (Chair)	Edward W. Gibbons (Chair)
Murray H. Hutchison	Michael E. Alpert
David M. Tehle	L. Robert Payne

Compensation Committee	Executive Committee
Alice B. Hayes (Chair)	Robert J. Nugent (Chair)
Anne B. Gust	Edward W. Gibbons
Murray H. Hutchison	L. Robert Payne
David M. Tehle	Michael W. Murphy

Nominating and Governance Committee
Michael E. Alpert (Chair)
Anne B. Gust
Alice B. Hayes

Committees of the Board of Directors

      The Board has analyzed the independence of each director and determined that the following directors are independent under the New York Stock Exchange listing standards and the additional Independence Guidelines adopted by the Board, and have no material relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company): Messrs. Alpert, Gibbons, Hutchison, Murphy, Payne, and Tehle, Ms. Gust and Dr. Hayes. Mr. Nugent and Ms. Lang are not considered independent because they are officers of the Company. The Jack in the Box Inc. Independence Guidelines are attached hereto as Exhibit A.

      The Board of Directors has five standing committees, Audit, Compensation, Nominating and Governance, Finance and Executive. The Board has determined that each current and anticipated member of the Audit, Compensation, Nominating and Governance and Finance Committees is independent as defined under the requirements of the New York Stock Exchange, as well as under the additional Independence Guidelines adopted by the Board. In addition, the members of the Audit and Finance Committee are all independent as required under Section 10A(m)(3) of the Securities Exchange Act of 1934, and the members of the Compensation Committee are independent as required under Section 162(m) of the Internal Revenue Code. Independence determinations reflect upon both the membership of the above committees as presently constituted and after rotations effective February 17, 2005.

      The authority and responsibility of each committee is summarized below. A more detailed description of the functions of the Audit, Compensation, Nominating and Governance and Finance Committees is included in each committee charter as adopted by the Board of Directors. The charters can be found in the Corporate Governance section of the Company’s corporate website

www.jackinthebox.com. In addition, the charter for the Audit Committee is attached to this Proxy Statement as Exhibit B.

      Audit Committee. As more fully described in its charter, the Audit Committee assists the Board of Directors in overseeing the integrity of the Company’s financial reports; the Company’s compliance with legal and regulatory requirements; the independent registered public accountant’s performance, qualifications and independence; and the performance of the Company’s internal auditors. The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent registered public accountants. The Audit Committee meets each quarter with the Company’s independent registered public accountant KPMG LLP (“KPMG”), the Company’s Director of Internal Audit, and management, to review the Company’s annual and interim consolidated financial results before the publication of quarterly earnings press releases. The Audit Committee also meets separately each quarter with each of KPMG, management and the Director of Internal Audit. The Board of Directors has determined that all members of the Audit Committee satisfy the financial literacy requirements of the New York Stock Exchange and that both Mr. Murphy and Mr. Tehle qualify as “audit committee financial experts” as defined by Securities and Exchange Commission (“SEC”) rules. The Audit Committee held eight meetings in fiscal 2004.

      Compensation Committee. The Compensation Committee assists the Board in discharging the Board’s responsibilities relating to director, officer and executive compensation and oversight of evaluation of management. The Compensation Committee evaluates the performance of the Chief Executive Officer; reviews and approves the Corporation’s compensation philosophy and compensation for the Chief Executive Officer and other executive officers of the Company; reviews market data to assess the Corporation’s competitive position regarding compensation, approves the adoption and amendment of incentive compensation and stock-related plans and the granting of stock options and restricted stock awards; makes recommendations to the Board regarding the compensation of directors; and reviews and makes recommendations to the Board regarding long range plans for management development and executive succession. The Compensation Committee held seven meetings in fiscal 2004.

      Nominating and Governance Committee. The Nominating and Governance Committee assists the Board in identifying and recommending to the Board qualified candidates to become directors, including considering nominees properly submitted by stockholders; developing and recommending to the Board a set of corporate governance guidelines; providing oversight with respect to the evaluation of Board performance; and recommending to the Board director nominees for each Board committee. All nominees for election as Directors currently serve on the Board of Directors and are known to the Nominating and Governance Committee in that capacity. The Nominating and Governance Committee held six meetings in fiscal 2004.

      Finance Committee. The Finance Committee assists the Board in advising and consulting with management concerning financial matters of importance to the Company. Topics considered by the Committee include the Company’s capital structure, financing arrangements, stock repurchase programs, capital investment policies, oversight of the Company’s pension and 401(k) plans, and the financial implications of major acquisitions and divestitures. The Finance Committee held five meetings in fiscal 2004.

      Executive Committee. The Executive Committee is currently composed of three directors. In February 2005, the size of the Executive Committee will be increased to four directors. The Committee is authorized to exercise all the powers of the Board in the management of the business and affairs of the Company while the Board is not in session. The Executive Committee did not meet during fiscal 2004.

Additional Information about the Board of Directors

      In fiscal 2004, the Board of Directors held five meetings and acted once by unanimous written consent. Committees of the Board held a total of 26 meetings. Directors are expected to attend Board meetings and meetings of the Committees on which they serve. Each current director attended 100% of the aggregate number of the Board meetings held and the meetings of committees on which such director served except Mr. Gibbons and Dr. Hayes. Mr. Gibbons attended 70%, and Dr. Hayes, who is based in Chicago, was only able to attend 61% due to prior commitments and to uncontrollable air travel delays.

      Director Compensation. Directors who are also officers of the Company or its subsidiaries receive no additional compensation for their services as directors. The independent directors of the Company each receive compensation consisting of:

Annual Stock Option Grant for fiscal year 2004*	10,000	shares
Annual Retainer	$25,000
Board Attendance Fee (per in-person meeting)	$2,000
Committee Attendance Fee (per in-person meeting)	$1,000
Committee Attendance Fee (telephonic meeting)	$500

Annual Retainer for Committee Chair
Audit	$10,000
Compensation	$5,000
Nominating and Governance	$5,000
Executive	None
Finance	$5,000

*	Options were granted on November 6, 2003, at an exercise price of $18.90 (closing price of the Company’s Common Stock on November 6, 2003). Options are granted at the fair market value on the date of grant and may not be repriced. Pursuant to the Company’s Non-Employee Director Stock Option Plan, as amended (the “Director Plan”), each year each independent director receives stock options to purchase a certain number of shares of the Company’s Common Stock based on the relationship of each director’s compensation to the fair market value of the stock, but limited to 10,000 shares in any fiscal year.

      The Company does not provide pensions, medical benefits or other benefit programs to non-employee directors.

      All directors are reimbursed for out-of-pocket and travel expenses. No additional compensation is paid for written consent actions taken by the Board or committees. Under the Company’s Deferred Compensation Plan for Non-Management Directors, each independent director may defer any portion or all of such above compensation. Amounts deferred under the plan’s equity option are immediately converted to stock equivalents at the then-current market price of the Company’s Common Stock and matched at a 25% rate by the Company. A director’s stock equivalent account is distributed in cash, based upon the ending number of stock equivalents and the market value of the Company’s Common Stock, at the conclusion of the director’s service as a member of the Board.

      Policy Regarding Consideration of Candidates for Director. The Nominating and Governance Committee has the responsibility to identify, screen and recommend qualified candidates to the Board. The Nominating and Governance Committee will evaluate any recommendation for director candidates proposed by a stockholder. In order to be evaluated in connection with the Nominating and Governance’s Committee’s established procedures, stockholder recommendations for candidates for the Board must be sent in writing to the following address, at least 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders:

Nominating and Governance Committee of the Board of Directors c/o Office of the Corporate Secretary Jack in the Box Inc. 9330 Balboa Avenue San Diego, CA 92123

      Stockholder recommendations should include the name of the candidate, age, contact information, present principal occupation or employment, qualifications and skills, background, last five year’s employment and business experience, a description of previous service as a director of any corporation or organization, and other relevant biographical information. There are no stated minimum criteria for director candidates. However, in evaluating director candidates, the Nominating and Governance Committee considers the following factors:

•	The appropriate size of the Board.

•	The needs of the Company with respect to particular talents and experience.

•	The knowledge, skills and experience of candidates in light of the knowledge, skills and experience already possessed by other members of the Board.

•	Experience with accounting rules and practices, and executive compensation.

•	Applicable regulatory and listing requirements, including independence requirements.

•	The benefits of constructive working relationships among directors.

•	The desire to balance the considerable benefit of continuity with the periodic injection of fresh perspective provided by new members.

      The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating and Governance Committee believes it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC Rules, and for a majority of the Board to meet the definition of independence under the listing standards of the New York Stock Exchange. The Nominating and Governance Committee also believes it appropriate for certain key members of management to participate as members of the Board.

      The Committee considers all candidates regardless of the source of the recommendation. In addition to stockholder recommendations, the Committee considers recommendations from current directors, Company personnel and others. From time-to-time the Committee may engage the services of outside search firms to help identify candidates. During fiscal year 2004, the Company engaged one such search firm, the Alexander Group, and paid approximately $71,000 in connection with identification of possible candidates.

      After initial screening of a potential candidate’s qualifications, the Committee determines appropriate next steps, including requests for additional information, reference checks and interviews with potential candidates. All candidates must submit a completed form of the Company’s Directors and Officers Questionnaire as part of the consideration process.

Corporate Governance

      The Board of Directors is committed to promoting ethical business practices and believes that strong corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. The Company regularly monitors developments in the area of corporate governance. The following Corporate Governance documents appear on the Company’s website (www.jackinthebox.com) under the “Investors,” “Corporate Governance” tabs.

•	Corporate Governance Principles and Practices

•	Communications with the Board of Directors or individual directors, including procedures for bringing concerns or complaints to the attention of the Audit Committee and the Board.

•	Code of Conduct. In 1998, the Company adopted a Code of Ethics applicable to all directors, officers and employees. The Company actively promotes ethical behavior by all employees. The Company employs a full-time Director of Ethics, and has conducted more than 300 ethics training sessions for all levels of employees and officers. The Company also provides significant vendors with its Code of Ethics, as well as procedures for the communication of any concerns. In satisfaction of the requirements of SEC Regulation S-K Item 406(d), the Company states its intention to post on the Company’s website www.jackinthebox.com, any amendment to, or waiver of, any provision of the Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company has not made any such waivers and does not anticipate ever making any such waiver.

      Director Independence Guidelines. In addition to the Corporate Governance Principles and Practices, the Board has adopted Independence Guidelines, which are attached as Exhibit A.

      Meetings of Non-Management Directors. The non-management directors of the Company meet separately on a regular basis in executive session.

      Lead Director. The non-management directors will appoint a lead director each year to set the agenda for and preside over the executive sessions of the Board. The lead director will act as the primary communication channel between the Board and the CEO, and determine the format and the adequacy of information required by the Board. For 2005, the non-management directors have appointed Murray Hutchison as lead director.

      Board and Committee Evaluations. Each year the Directors complete an evaluation process focusing on an assessment of Board operations as a whole, and each of the Audit, Compensation, Finance and Nominating and Governance Committees conducts a separate evaluation of its own performance and the adequacy of its Charter. The Nominating and Governance Committee coordinates the evaluation of the Board operations and reviews and reports to the Board on the annual self-evaluations completed by the committees.

      Attendance at Annual Meetings. The Board has a new policy regarding attendance at our annual meeting of stockholders. It states that all directors shall make every effort to attend the annual meeting. All Board members attended the Company’s 2004 annual meeting of stockholders.

      Stock Ownership Guidelines. The Board has established ownership guidelines for senior officers as described in the Report of the Compensation Committee.

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO INCREASE SHARE RESERVE

UNDER THE 2004 STOCK INCENTIVE PLAN

      The Board of Directors and the stockholders approved the adoption of our 2004 Stock Incentive Plan (the “2004 Plan”) in November 2003 and February 2004, respectively.

      As of December 10, 2004, an aggregate of 734,174 shares of our Common Stock remained available for future grants under the 2004 Plan. The Board believes it important to the continued success of the Company that we have available an adequate reserve of shares under the 2004 Plan for use in attracting, retaining and rewarding the high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to enhance our growth and profitability.

      At the annual meeting, the stockholders will be asked to approve the amendment to the 2004 Plan in order to increase, by 2,000,000 shares, the number of shares that may be issued under the 2004 Plan. On December 28, 2004 the Compensation Committee approved, subject to stockholder approval, this amendment. In light of historical usage and expected future grants, we expect that the addition of these shares will be sufficient to provide a competitive equity incentive program for approximately three years.

      We intend to register the 2,000,000 share increase on a Registration Statement on Form S-8 under the Securities Act of 1933 as soon as is practicable after receiving stockholder approval.

Summary of the 2004 Plan

      The following summary of the 2004 Plan is qualified in its entirety by the specific language of the 2004 Plan, a copy of which is attached hereto as Exhibit C.

      General. The purpose of the 2004 Plan is to advance the interests of the Company by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors upon whose judgment, interest and efforts the Company’s success is dependent, and to provide them with an equity interest in the success of the Company in order to motivate superior performance. These incentives are provided through the grant of stock options (including indexed options), stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares and performance units.

      Authorized Shares. If the stockholders approve this proposal to authorize an additional 2,000,000 shares for issuance under the 2004 Plan, the cumulative aggregate share authorization under our 2004 Plan will increase to 3,250,000. In addition, as originally approved by the stockholders, no more than 250,000 shares of this 2004 Plan reserve could have been issued upon the exercise or settlement of any restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares and performance units. If the stockholders approve this share increase proposal, thereafter no more than 650,000 shares of this newly increased share reserve under the 2004 Plan may be issued upon the exercise or settlement of such awards. Including the proposed 2,000,000 share increase, but deducting the number of shares subject to outstanding awards under the 2004 Plan as of December 10, 2004, a total of 2,734,174 shares would be available under the 2004 Plan if this proposal is approved by our stockholders.

      If any award expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company, any such shares that are reacquired or subject to such a terminated award will again become available for issuance under the 2004 Plan. Upon any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure, appropriate adjustments will be made to the shares subject to the 2004 Plan, to the award grant limitations and to all outstanding awards.

      Administration. The 2004 Plan will be administered by the compensation or other committee of the Board of Directors duly appointed to administer the 2004 Plan, or, in the absence of such committee, by the Board of Directors. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the 2004 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m), amend, cancel, renew, or grant a new award in substitution for, any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. However, the 2004 Plan forbids, without stockholder approval, the repricing of any outstanding stock option and/or stock appreciation right. In addition, the 2004 Plan forbids any restricted stock award to be granted, or subsequently amended to provide, for (1) any acceleration of vesting for any reason other than upon a Change in Control or after a participant’s death or disability, (2) vesting of one hundred percent (100%) of any such award prior to the passage of three years of service (unless the award will vest after satisfying specified performance measurements) and (3) for a performance period shorter than twelve (12) months. The 2004 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2004 Plan. The Committee will interpret the 2004 Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the 2004 Plan or any award.

      Eligibility. Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporations of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of December 20, 2004, the Company had approximately 45,000 employees, including 13 executive officers, and eight non-management directors who would be eligible under the 2004 Plan.

      Stock Options. Each option granted under the 2004 Plan must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2004 Plan. The exercise price of each option may not be less than the fair market value of a share of

Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. The exercise price of each indexed stock option, and the terms and adjustments which may be made to such an option, will be determined by the Committee in its sole discretion at the time of grant. On December 10, 2004, the closing price of the Company’s Common Stock on the New York Stock Exchange was $38.05 per share. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company options which in the aggregate are for more than two hundred and fifty thousand (250,000) shares.

      The 2004 Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price, by such other lawful consideration as approved by the Committee, or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the optionee’s surrender of a portion of the option shares to the Company.

      Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2004 Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. The Committee will specify in each written option agreement, and solely in its discretion, the period of post-termination exercise applicable to each option.

      Stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. However, a nonstatutory stock option may be assigned or transferred to the extent permitted by the Committee and set forth in the option agreement.

      Stock Appreciation Rights. Each stock appreciation right granted under the 2004 Plan must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2004 Plan.

      A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company Common Stock between the date of grant of the award and the date of its exercise. The Company may pay the appreciation either in cash or in shares of Common Stock. The Committee may grant stock appreciation rights under the 2004 Plan in tandem with a related stock option or as a freestanding award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Committee. The maximum term of any stock appreciation right granted under the 2004 Plan is ten years. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company stock appreciation rights which in the aggregate are for more than two hundred and fifty thousand (250,000) shares.

      Stock appreciation rights are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant.

      Restricted Stock Awards. The Committee may grant restricted stock awards under the 2004 Plan, either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase Common Stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to the Company. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our Common Stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company more than one hundred thousand (100,000) shares of restricted stock on which the restrictions are based on performance criteria.

      Restricted Stock Units. The Committee may grant restricted stock units under the 2004 Plan which represent a right to receive shares of Common Stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with performance shares and performance units, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of Common Stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company more than one hundred thousand (100,000) restricted stock units on which the restrictions are based on performance criteria.

      Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of Common Stock and $100 per unit. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of Common Stock (including shares of restricted stock) or any combination thereof. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, for each fiscal year of the Company contained in the applicable performance period, no employee may be granted performance shares that could result in the employee receiving more than one hundred thousand (100,000) shares of Common Stock or performance units that could result in the employee receiving more than one million dollars ($1,000,000). A participant may receive only one performance award with respect to any performance period.

      Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each parent and subsidiary corporation consolidated therewith for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before interest, taxes, depreciation and/or amortization, net income, cash flow, expenses, stock price, earnings per share, return on stockholder equity, return on capital, return on capital, return on net assets, economic value added, number of customers, market share, same store sales, return on investment, profit after tax and guest and/or customer satisfaction. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of performance measures will, according to criteria established by the Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

      Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. In its discretion, the Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on the Company’s Common Stock. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

      Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death, disability or retirement prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2004 Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

      Change in Control. The 2004 Plan defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume all outstanding awards or substitute new awards having an equivalent value.

      In the event of a Change in Control, in which the outstanding stock options and stock appreciation rights are not assumed or replaced, then all unexercisable, unvested or unpaid portions of such outstanding awards will become immediately exercisable, vested and payable in full immediately prior to the date of the Change in Control.

      In the event of a Change in Control, the lapsing of all vesting conditions and restrictions on any shares subject to any restricted stock award, restricted stock unit and performance award held by a participant whose service with the Company has not terminated prior to the Change in Control shall be accelerated effective as of the date of the Change in Control. For this purpose, the value of outstanding performance awards will be determined and paid on the basis of the greater of (i) the degree of attainment of the applicable performance goals prior the date of the Change in Control or (ii) 100% of the pre-established performance goal target.

      Any award not assumed, replaced or exercised prior to the Change in Control will terminate. The 2004 Plan authorizes the Committee, in its discretion, to provide for different treatment of any award, as may be specified in such award’s written agreement, which may provide for acceleration of the vesting or settlement of any award, or provide for longer periods of exercisability, upon a Change in Control.

      Termination or Amendment. The 2004 Plan will continue in effect until the first to occur of (i) its termination by the Committee, (ii) the date on which all shares available for issuance under the 2004 Plan have been issued and all restrictions on such shares under the terms of the 2004 Plan and the agreements evidencing awards granted under the 2004 Plan have lapsed, or (iii) the tenth anniversary of the 2004 Plan’s effective date. The Committee may terminate or amend the 2004 Plan at any time, provided that no amendment may be made without stockholder approval if the Committee deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which the Common Stock of the Company is then listed. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

      The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2004 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

      Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted, nor within one year following the exercise of the option, will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

      The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

      Nonstatutory Stock Options and Indexed Stock Options. Options not designated or qualifying as incentive stock options, or as an indexed stock option, will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company’s right to repurchase them at the original exercise price upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

      Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

      Performance and Restricted Stock Units Awards. A participant generally will recognize no income upon the grant of a performance share, performance units or restricted stock units award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock Awards”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options and Indexed Stock Options”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

      No awards will be granted under the 2004 Plan with respect to this share increase prior to approval by the stockholders of the Company of the amended 2004 Plan containing the share reserve increase. Awards under the 2004 Plan will be granted at the discretion of the Committee and accordingly, are not yet determinable. In addition, benefits under the 2004 Plan will depend on a number of factors, including the fair market value of the Company’s Common Stock on future dates, actual Company performance against performance goals established with respect to performance awards and decisions made by the participants. Consequently it is not possible to determine the benefits that might be received by participants under the 2004 Plan with respect to this share reserve increase.

Required Vote and Board of Directors Recommendation

      The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve the adoption of the proposed amendment to the 2004 Plan. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

      The Board believes that the proposed adoption of the amendment to the 2004 Plan is in the best interests of the Company and its stockholders for the reasons stated above. THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE 2004 PLAN.

EQUITY COMPENSATION TABLE

      The following table summarizes the equity compensation plans under which Company Common Stock may be issued as of October 3, 2004. Stockholders of the Company approved all plans.

(c)
Number of securities
	(a)	(b)	remaining for future issuance
	Number of securities to be	Weighted-average	under equity compensation
	issued upon exercise of	exercise price of	plans (excluding securities
	outstanding options	outstanding options	reflected in column (a))

Equity compensation plans approved by security holders	5,590,047	$21.80	823,274

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of the three directors named below, each of whom is an “independent director” as defined in the applicable listing standards of the New York Stock Exchange. The duties of the Audit Committee are summarized in this Proxy Statement under “Committees of the Board of Directors” on page 5 and are more fully described in the Audit Committee charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter each fiscal year. The Audit Committee recently revised its charter, which was then approved by the Board of Directors, in November 2004. The revised charter is attached to this Proxy Statement as Exhibit B.

      As more fully described in its charter, one of the Audit Committee’s primary responsibilities is to assist the Board in its oversight of the integrity of the Company’s financial reports. Management is responsible for the Company’s accounting and financial reporting processes, internal controls and the preparation and integrity of the Company’s consolidated financial statements. KPMG, the Company’s independent registered public accountant, is responsible both for performing an independent audit of the Company’s consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles. Jack in the Box Inc. has a full time Internal Audit Department that reports to the Audit Committee and management, and is responsible for reviewing and evaluating the Company’s internal controls. The function of the Audit Committee is not to duplicate the activities of management, or the internal or external auditors, but to serve a Board-level oversight role in which it provides advice, counsel, and direction to management and the auditors.

      The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent registered public accountants. The Audit Committee has appointed KPMG as the Company’s independent registered public accountants for fiscal year 2005 and has requested stockholder ratification of its appointment.

      The Committee has reviewed and discussed with management and KPMG the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2004. This review included a discussion with management and KPMG regarding the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity and completeness of disclosure of the Company’s consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements, on which KPMG issued an unqualified opinion, were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee discussed with KPMG, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”, as amended.

      In addition, the Audit Committee received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with KPMG its independence from the Company.

      The Committee has discussed with management and KPMG such other matters and received such assurances from them as the Committee deemed appropriate.

      In reliance on the review and discussions referred to above, and the report of KPMG, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2004 for filing with the SEC.

Michael W. Murphy, Chair
Murray H. Hutchison
L. Robert Payne

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES AND SERVICES

      The following table presents fees billed for professional services rendered by KPMG for the fiscal years ending October 3, 2004 and September 28, 2003.

	2004	2003

Audit Fees(1)	$589,500	$295,475
Audit Related Fees(2)	127,125	81,800
Tax Fees(3)	250,000	500
All Other Fees	0	0

KPMG Total Fees	$966,625	$377,775

(1)	Audit fees represent fees billed by KPMG for professional services rendered for the audit of the Company’s annual consolidated financial statements and for the reviews of the consolidated financial statements included in the Company’s Form 10-Q filings for each fiscal year. Audit fees are higher in fiscal 2004, primarily due to additional audit work necessitated by a change in the Company’s accounting policy and a subsequent restatement of the Company’s consolidated financial statements for fiscal years 2002 and 2003, and the first three quarters of fiscal year 2004.

(2)	These fees consist of assurance and services performed by KPMG that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes: employee benefit and compensation plan audits; work related to the requirements of Section 404 of the Sarbanes Oxley Act; due diligence related to mergers and acquisitions; attestations by KPMG that are not required by statute or regulation; and consulting on financial accounting/ reporting standards.

(3)	Tax fees consist of aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice and tax planning. Tax fees are higher in fiscal 2004 due to a fixed fee tax engagement that involved all aspects of identifying and securing a sales tax refund for the Company

      Registered Public Accountant Independence. The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining the principal registered public accountant’s independence and has determined that the provision of such services has not adversely affected the registered public accountant’s independence.

      Policy on Audit Committee Pre-Approval. The Company and its Audit Committee are committed to ensuring the independence of the independent registered public accountant, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with applicable Securities rules. The Audit Committee’s pre-approval policy is set forth in the Policy for Audit Committee Pre-Approval of Services, included as Exhibit D to this Proxy Statement.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

      The Audit Committee has appointed the firm of KPMG as the Company’s independent registered public accountant for fiscal year 2005. Although action by stockholders in this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by the independent registered public accountant in maintaining the integrity of Company financial controls and reporting

      KPMG has served as independent auditor for the Company since 1986. One or more representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders. The following proposal will be presented at the Annual Meeting:

      Action by the Audit Committee appointing KPMG as the Company’s independent registered public accountant to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending October 2, 2005 is hereby ratified, confirmed and approved.

      Approval of this proposal requires the affirmative vote of a majority of the votes cast at the annual meeting of stockholders, (assuming a quorum). For this proposal, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANT.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table provides a summary of cash and non-cash compensation of Jack in the Box Inc’s Chairman of the Board and CEO and the other four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries during the fiscal years indicated. Bonus amounts were earned for performance during the year and paid shortly thereafter.

					Long-Term Compensation

		Annual Compensation			Restricted	Securities	All Other
	Fiscal				Stock	Underlying	Compensation
Name and Principal Position(s)	Year	Salary($)	Bonus($)	Other($)(1)	Awards($)(2)	Options(#)	($)(3)

Robert J. Nugent	2004	806,077	1,194,000	26,667	0	250,000	61,262
Chairman of the Board and	2003	756,923	0	21,482	0	170,000	31,078
Chief Executive Officer	2002	720,000	437,400	21,080	0	113,000	19,363
Linda A. Lang	2004	498,077	675,000	13,777	1,012,200	167,000	36,452
President, Chief Operating	2003	400,000	0	12,091	1,152,250	40,900	19,090
Officer and Director	2002	311,546	192,000	12,385	0	20,000	11,336
John F. Hoffner	2004	423,269	501,600	17,686	0	116,000	29,006
Executive Vice President and	2003	397,539	0	12,092	1,152,250	40,900	18,786
Chief Financial Officer	2002	381,923	184,320	101,298	0	45,000	12,696
Paul L. Schultz	2004	408,596	423,150	43,695	0	84,000	26,213
Executive Vice President,	2003	387,000	0	12,919	0	35,000	17,791
Operations and Franchising	2002	372,308	161,680	12,510	0	27,000	14,824
Lawrence E. Schauf	2004	336,538	398,400	18,706	0	71,000	23,308
Executive Vice President	2003	318,308	0	12,111	1,047,500	42,600	15,329
and Secretary	2002	306,923	148,320	12,486	0	19,000	12,504

(1)	Other Annual Compensation consists of the following:

			Financial	Supplemental		Reimbursed
	Fiscal	Car	Planning	Health	Supplemental	Moving
	Year	Allowance($)	Services($)	Insurance($)	LTD($)	Expenses($)

Robert J. Nugent	2004	12,231	4,000	10,436	0	0
	2003	12,000	0	9,482	0	0
	2002	12,000	0	9,080	0	0
Linda A. Lang	2004	12,231	1,546	0	0	0
	2003	12,000	0	0	91	0
	2002	12,000	0	0	385	0
John F. Hoffner	2004	12,231	5,455	0	0	0
	2003	12,000	0	0	92	0
	2002	12,000	0	0	395	88,903
Paul L. Schultz	2004	12,231	5,091	26,373	0	0
	2003	12,000	0	801	118	0
	2002	12,000	0	0	510	0
Lawrence E. Schauf	2004	12,231	5,455	1,020	0	0
	2003	12,000	0	0	111	0
	2002	12,000	0	0	486	0

(2)	Represents the grant of restricted stock awards under which Ms. Lang was issued 35,000 and 55,000 shares of common stock in 2004 and 2003, respectively and Mr. Hoffner and Mr. Schauf were issued 55,000 and 50,000 shares of common stock in 2003, respectively, subject to continued employment. The value of the restricted stock awards was determined by multiplying the total shares held by each executive by the closing price on the date of grant. Amounts for fiscal year 2004 stock awards were based on the closing price ($28.92) on September 10, 2004, the date of grant. Fiscal year 2003 stock awards were based on the closing price ($20.95) on

November 8, 2002, the date of grant. At October 3, 2004, Ms. Lang, Mr. Hoffner and Mr. Schauf each held an aggregate of 90,000, 55,000 and 50,000 shares, respectively, with a value of $2,907,900, $1,777,050 and $1,615,500, respectively, based on the closing price of the Company’s Common Stock on the last trading day prior to the end of the Company’s fiscal year ($32.31). Any dividends declared by the Company shall be paid with respect to all restricted shares.

(3)	All other compensation for fiscal year 2004 consists of the following:

	Deferred Compensation			Company Paid Term
	Matching Contributions($)			Life Premiums($)(a)

	2004	2003	2002	2004	2003	2002

Robert J. Nugent	60,002	29,748	17,885	1,260	1,330	1,478
Linda A. Lang	35,192	17,760	9,858	1,260	1,330	1,478
John F. Hoffner	27,746	17,456	11,458	1,260	1,330	1,478
Paul L. Schultz	24,953	16,461	13,346	1,260	1,330	1,478
Lawrence E. Schauf	22,048	13,999	11,026	1,260	1,330	1,478

(a)	The Company has no interest in such insurance policies.

Stock Option Grants in Fiscal 2004

      Set forth below is information with respect to options granted to the named executive officers in the Summary Compensation Table during fiscal year 2004.

	Number of				Potential Realizable Value
	Securities	% of Total			at Assumed Annual Rates
	Underlying	Options/SARs			of Stock Price Appreciation
	Options/SARs	Granted to	Exercise or		for Option Term($)(2)
	Granted	Employees in	Base Price	Expiration
Name	(#)(1)(3)	Fiscal Year	($/Share)	Date	5%	10%

Robert J. Nugent	160,000	12.0%	18.90	11/06/2013	1,901,777	4,819,477
	90,000	6.7%	28.92	09/10/2014	1,636,887	4,148,193
Linda A. Lang	110,000	8.0%	18.90	11/06/2013	1,307,472	3,313,391
	57,000	4.3%	28.92	09/10/2014	1,036,695	2,627,188
John F. Hoffner	90,000	6.7%	18.90	11/06/2013	1,069,750	2,710,956
	26,000	2.0%	28.92	09/10/2014	472,878	1,198,367
Paul L. Schultz	59,000	4.4%	18.90	11/06/2013	701,280	1,777,182
	25,000	1.9%	28.92	09/10/2014	454,691	1,152,276
Lawrence E. Schauf	45,000	3.4%	18.90	11/06/2013	534,875	1,355,478
	26,000	2.0%	28.92	09/10/2014	472,878	1,198,367

(1)	Beginning one year from the date of grant, 25% of the total number of shares subject to the option will become exercisable annually.

(2)	These amounts represent certain assumed rates of appreciation only, based on SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holder’s continued employment through the vesting period. The appreciation amounts reflected in this table may not necessarily be achieved.

(3)	Over the past several years, the Company has made its option grants in November. However, in fiscal 2004, the Company changed the grant date to September, which is the last period in its fiscal year. As a result, participants received two grants in fiscal 2004, one in November 2003, and the second in September 2004. The Company expects future grants to be made in September of each year.

Option Exercises in Fiscal 2004 and Fiscal Year-End Values

      Set forth below is information with respect to options exercised by the named executive officers in the Summary Compensation Table during fiscal year 2004, and the number and value of unexercised stock options held by the named executive officers at the end of the fiscal year.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs Held at		In-the-Money Options/SARs
	Shares		Fiscal Year-End		at Fiscal Year-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert J. Nugent	25,000	553,125	332,140	478,760	3,960,823	4,632,306
Linda A. Lang	258	4,383	69,365	216,935	842,908	2,155,994
John F. Hoffner	0	0	54,625	187,275	279,680	1,832,934
Paul L. Schultz	41,500	943,246	98,610	139,290	1,104,634	1,383,702
Lawrence E. Schauf	0	0	86,490	128,110	769,556	1,235,812

(1)	Based on the difference between the exercise price of the options and the closing price of the Company’s Common Stock on the last trading day prior to the end of the Company’s fiscal year ended October 3, 2004 ($32.31).

Pension Plan Table

      Retirement Plan. The Company maintains a retirement plan (the “Retirement Plan”), which was adopted effective October 21, 1985, restated effective January 1, 2001 and amended June 7, 2002 and December 31, 2002. The Retirement Plan is a defined benefit plan covering eligible employees employed in an administrative, clerical, or restaurant hourly capacity who have completed one year of service with at least 1,000 hours of service and reached age 21. The Retirement Plan provides that a participant retiring at age 65 will receive an annual retirement benefit equal in amount to one percent of Final Average Pay multiplied by Benefit Service plus .4% of Final Average Pay in excess of Covered Compensation multiplied by Benefit Service, subject to grandfathered minimum benefit accruals under the previous plan as of December 31, 1998. “Final Average Pay” is summarized as the highest five consecutive years of pay, which includes base and bonus, out of the last ten years of eligible service. Benefit Service means the entire period of employment in calendar years and months while an eligible employee. The .4% portion of the calculation is limited to a maximum of 35 years of service. The Employee Retirement Income Security Act of 1974 (“ERISA”) and various tax laws may cause a reduction in the annual retirement benefit payable under the Retirement Plan. (The preceding capitalized terms are defined in the Retirement Plan.)

      Although normal retirement age is 65, benefits may begin as early as age 55 if participants meet the service requirements defined in the Retirement Plan. Benefits payable are reduced for early commencement.

      Supplemental Retirement Plan. In 1990, the Company established a non-qualified supplemental retirement plan for selected executives, known as the Supplemental Executive Retirement Plan, which was amended and restated effective May 8, 2001. The plan provides for a percentage of replacement income based on Service and Final Average Compensation (each as defined in the plan). The target replacement income from all Company funded sources, based upon a maximum of 20 full years of service, is 60% of Final Average Compensation. For those executives who have served fewer than 20 years, the target percentage of 60% is reduced by applying a factor determined by dividing the number of years of actual service by 20. The plan is unfunded and represents an unsecured claim against the Company.

      Easy$aver Plus Plan. In 1985, the Company adopted the Jack in the Box Inc. Savings Investment Plan, currently named the Jack in the Box Inc. Easy$aver Plus Plan (the “E$P”), which was amended and restated effective July 1, 2004. The E$P includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code. Eligible employees who have completed at least one year of service with a minimum of 1,000 hours of work and who have reached age 21 qualify for the E$P. Participants in the E$P may defer up to 30% of their pay on a pre-tax basis, subject to annual limits established by the Internal Revenue Service. In addition, the Company contributes on a participant’s behalf 50% of the first 4% of compensation that is deferred by the participant.

      Deferred Compensation Plan. Since 1989, all executive officers and certain other members of management have been excluded from participation in the E$P. In 1990, the Company created for these individuals a non-qualified deferred compensation plan known as the Executive Deferred Compensation Plan. Participants in the plan may defer up to 50% of base and up to 100% (less applicable taxes) of bonus pay. The Company contributes on a participant’s behalf 100% of the first 3% of compensation that is deferred by the participant. Benefits under this plan also include an earnings component based upon theoretical investment options designated by the Administrative Committee and selected by the participant. The plan is unfunded, and participants’ accounts represent unsecured claims against the Company.

      Summary of Retirement and Other Deferred Benefits. The following table shows estimated annual benefits payable to participants as a straight life annuity. The benefits are derived from some or all of the following Company funded sources: Retirement Plan, Company contributions to the E$P, Company contributions to the Deferred Compensation Plan and Supplemental Retirement Plan.

	Estimated Annual Benefits Based on Years of Service

Average Annual Earnings	10	15	20

$ 100,000	$30,000	$45,000	$60,000
200,000	60,000	90,000	120,000
300,000	90,000	135,000	180,000
400,000	120,000	180,000	240,000
500,000	150,000	225,000	300,000
600,000	180,000	270,000	360,000
800,000	240,000	360,000	480,000
1,000,000	300,000	450,000	600,000
1,200,000	360,000	540,000	720,000
1,300,000	390,000	585,000	780,000

      At October 3, 2004, the number of years of service under the retirement plans for Messrs. Nugent, Hoffner, Schultz and Schauf, and Ms. Lang was 25, 3, 29, 8 and 17, respectively, and the amount of eligible compensation for each of these individuals approximates the amounts reflected as salary and bonus in the Summary Compensation Table.

Employment Contracts and Severance Arrangements

      On November 17, 2004, Jack in the Box Inc. announced the upcoming retirement of Executive Vice President and Chief Financial Officer (“CFO”) John Hoffner. The Company also announced the decision to promote Jerry P. Rebel, effective January 24, 2005, to the position of Senior Vice President and Chief Financial Officer. Mr. Hoffner will continue to serve as CFO until January 23, 2005, and thereafter will continue to serve as Vice President of Financial Strategy until December 31, 2005. In connection with the retirement of Mr. Hoffner, he and Jack in the Box Inc. entered into a Retirement and Release Agreement (the “Retirement Agreement”) setting forth certain understandings associated with Mr. Hoffner’s retirement and the transition of the new Chief Financial Officer. The following description is a brief summary of material terms and conditions of the Retirement Agreement. Mr. Hoffner will continue to serve as CFO through January 23, 2005; thereafter he will continue to serve the Company during a transition period ending December 31, 2005. Mr. Hoffner is not eligible to receive benefits under the Company’s qualified pension plan or its Supplemental Executive Retirement Plan. During the transition period, Mr. Hoffner’s salary and benefits, including insurance coverage, will continue at approximately the same levels, and Mr. Hoffner will continue to be eligible for stock option vesting and restricted stock vesting through the transition period, which will result in the additional vesting of 56,225 option shares and 8,250 restricted shares. In addition, Mr. Hoffner will be eligible for a bonus at the end of the transition period of approximately $200,000. The Retirement Agreement contains additional customary and usual covenants and understandings.

      The Company has entered into compensation and benefits assurance agreements with certain of our senior executives, including Messrs. Nugent, Hoffner, Schultz and Schauf, and Ms. Lang, for the payment of certain compensation and the provision for certain benefits in the event of termination of employment following a change in control of the Company. The agreements with Messrs. Nugent, Schultz and Schauf had an initial term expiring on September 29, 1998, and the agreements with Mr. Hoffner and Ms. Lang had an initial term expiring on August 26, 2003 and July 2, 2004, respectively. These agreements are automatically extended for additional two-year terms thereafter, unless a minimum of six-months written notice is given to the contrary. If there is a “change of control” (as defined in the agreements) during the term of any such agreement, the executive will be entitled to receive the payments and benefits specified in the event that employment is terminated within 24 months thereafter: (i) involuntarily, without cause or (ii) voluntarily for “good reason” (as defined in the agreements). Amounts payable under each agreement include all amounts earned by the employee prior to the date of termination and a multiple of the employee’s annual base salary, bonus and the Company’s matching contributions to the Deferred Compensation Plan. In the case of Messrs. Nugent, Hoffner, Schultz and Schauf, and Ms. Lang, the applicable multiples are 2.5, 2.5, 1.5, 2.5 and 2.5, respectively. In addition, the agreements provide for the continuation of health insurance benefits for a period of up to 18 months following termination, certain incidental benefits and accelerated full vesting of all outstanding equity awards.

Compensation of Directors

      The independent directors of the Company receive compensation for their services as described in the section of this Proxy Statement captioned “Additional Information about the Board of Directors”.

Compensation Committee Interlocks and Insider Participation

      The current members of the Compensation Committee are Anne B. Gust, Alice B. Hayes, Murray H. Hutchison and Michael W. Murphy. All of the members of the Compensation Committee, as presently constituted and as reconstituted effective February 17, 2005, are outside directors and do not have compensation committee interlocks.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee assists the Board in discharge of the Board’s responsibilities relating to compensation of the directors, officers and executives of the Company and oversight and evaluation of management. These responsibilities pertain to all executives designated as subject to Section 16 of the Securities Act of 1934. The duties of the Compensation Committee are summarized in this Proxy Statement under “Committees of the Board of Directors” on page 5 and are more fully described in the Compensation Committee Charter adopted by the Board of Directors.

      The Compensation Committee is comprised of the directors named below, each of whom have been determined by the Board to be independent based upon applicable requirements of Section 162(m) of the Internal Revenue Code, the New York Stock Exchange listing standards and Jack in the Box Inc.’s additional Independence Guidelines. These Independence Guidelines are attached as Exhibit A to this Proxy Statement. The Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee. The Committee has engaged an outside compensation consulting firm to advise it on the compensation of its executives. The consultant reports directly to the Committee. The Chief Executive Officer (“CEO”) recommends the compensation to be paid to executive officers other than himself based on the Company’s performance evaluation policies and procedures final determination of the amount of compensation rests with the Compensation Committee.

Compensation Philosophy

      Our compensation philosophy is to provide pay commensurate with the level of company performance. If our performance is average, our pay should be average relative to our peers. If our performance is exemplary, our pay should also be exemplary. Our executive compensation program is designed to (a) align the financial interests of the Company’s executives with those of its stockholders, (b) attract, motivate and retain the executive talent required to successfully implement our business strategy, and (c) provide incentives for achieving the Company’s short-term and long-term goals.

      The Company’s executive compensation pay levels are targeted to approximate the market median for individuals in similar positions in peer companies in the restaurant industry and in companies of similar scope in general industry. Executive salary progression is based on individual performance. Incentive compensation is based upon the financial and market performance of the Company. The Committee relies on information provided by its retained compensation consultant to determine market competitive pay levels.

Comparison Group

      The Company’s pay structure and its business and financial performance is compared to a benchmark group in the restaurant industry and general industry. The Committee’s compensation consultant analyzes general industry executive compensation surveys and the Restaurant Peer Group survey of companies included in the Performance Graph on page 29 and other restaurant companies with which we compete for talent, in order to determine the median level of the competitive market. The Committee periodically reviews the Peer Group’s composition with its consultant and with management to ensure it remains relevant, and updates it accordingly.

Review of Components of Compensation

      In 2004 the Compensation Committee’s consultant conducted a comprehensive review of Jack in the Box Inc. executive compensation and benefit programs. The Committee reviewed with management and the outside consultant the various components of the CEO’s and Section 16 officers’ compensation, including salary, bonus, equity and long-term incentive programs, perquisites and other personal benefits. A tally sheet was prepared and reviewed detailing the values of various components of CEO Compensation. The results of that analysis, corroborated by the Committee and management, included the following observations about the Company’s 2004 executive compensation:

•	Base salaries approximate market median

•	Target performance-based annual cash incentives approximate market median, and when coupled with base salaries provide targeted cash compensation approximating market median

•	Annual stock option grants and long-term restricted stock grants, as an incentive for future performance and executive stock ownership, are targeted at median competitive levels, and when combined with target cash compensation provide total compensation approximating market median

      Based on this review, the Committee finds that compensation to the CEO and Section 16 officers is reasonable and aligned with the Company’s compensation philosophy and strategy.

The Components of Compensation

      There are four major components of the Company’s executive compensation: base salary, annual incentives, long-term incentives, and other benefits such as health insurance and retirement programs.

Base Salary

      It is the Company’s objective to maintain base salaries that are competitive with salaries paid to senior executives with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar business, and to provide for pay progression opportunities based on individual performance evaluations. Salary ranges are set with a midpoint at the market median and individual salaries for executives are reviewed and may be adjusted annually. In approving individual salaries, the Committee considers job responsibilities, individual performance, business results, labor market conditions, the Company’s budget guidelines and current compensation as compared to market practice.

Annual Incentive

      The purpose of the Company’s annual incentive plan, the Performance Bonus Plan (the “Plan”), is to encourage high levels of performance and the loyalty of certain key employees, executives and officers of the Company and its affiliates, by providing annual incentives which are aligned with Company performance and qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. Executive officers are eligible to receive an annual bonus based 75% on meeting certain earnings-per-share (“EPS”) goals and 25% on meeting certain return-on-assets (ROA) goals. The Compensation Committee establishes threshold, target and maximum levels of EPS and ROA growth derived from the financial forecasts of the Company at the beginning of the fiscal year. No payments are made unless the threshold level of EPS growth and ROA growth is achieved. If the target level is achieved, the executive officers will receive bonus payments equal to 75% (CEO) or 45-65% (other executive officers) of base salary in effect at the end of the fiscal year. If targets are exceeded, each executive officer may earn a maximum bonus of up to 150% (CEO) or 90-135% (other executives) of base salary, which approximates market 75th percentile cash compensation. Based on the failure to achieve the thresholds set for fiscal 2003, no performance bonus amounts were paid to executive officers for fiscal 2003 as reflected in the Summary Compensation Table. In fiscal 2004, as certified by the Committee, the Company’s performance exceeded maximum levels established and maximum bonus amounts were paid, as reflected in the Summary Compensation Table.

Long-Term Incentive Plans

      The 2004 Stock Incentive Plan (the “2004 Plan,”) approved by stockholders in February 2004, forms the basis for the long-term incentive plan for officers and key management employees of the Company, its subsidiaries and affiliates. The purpose of incentive programs under this plan is to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such person in the Company.

Stock Options

      Stock options are granted to certain officers on an annual basis. Determination of the amount of shares granted is based on the competitive long-term incentive value of each position relative to the Comparison Group and on the recommendation by the Compensation Committee’s compensation consultant. The Compensation Committee approves the amount and date of each grant. All options are granted at 100% of the closing market price of the Company’s common stock on the date of grant. Options vest and become exercisable at 25% each year, over a period of four years, as set forth in the award agreement. Vesting is accelerated for termination due to retirement eligibility, total and permanent disability and death. Normal terminations allow for 90 days to exercise the options or the options are cancelled. Over the past several years, the Company made its annual stock option grants in November. However, in fiscal 2004 the Company changed the grant date to September, the last period of each fiscal year. As a result, participants received two grants in fiscal 2004, one in November 2003 and the second in September 2004. The Company expects future grants to be made in September of each year. The options granted to Messrs Nugent, Hoffner, Schultz and Schauf and Ms. Lang in fiscal 2004, are described in the table captioned Stock Option Grants on page 21.

Restricted Stock

      A greater emphasis has been placed on stock ownership by executive officers (see Stock Ownership Guidelines) through awards of restricted stock in 2003 to Messrs. Hoffner, Schauf and Ms. Lang, and in 2004 to Ms. Lang in the amount of 35,000 shares, as reflected in the Summary Compensation Table, as part of their annual long-term incentive compensation. The restricted stock is subject to continued employment and will not be distributed until retirement or termination from the Company. Upon retirement or termination, the number of restricted stock shares vested will be determined based on years of service of the individual as of the date of such retirement or termination. Restricted stock will be subject to forfeiture in the case of termination of employment under certain circumstances. Awards will become vested, either partially or completely, and shares of common stock of the Company released from an escrow account maintained by the Company only upon retirement or termination. In the event of a change of control of the Company, the restricted stock is considered 100% vested. The Compensation Committee believes this program will further align the interests of these officers with those of the stockholders and will also further encourage their retention.

Stock Ownership Guidelines

      In keeping with its belief that companies should align the financial interests of executives to those of stockholders, the Board has established stock ownership guidelines. Under these guidelines, the officers (Senior Vice Presidents and above) are expected to own Jack in the Box Inc. common stock valued at between one and five times their individual base salary amounts, depending on their position with the Company.

Section 162(m)

      Compensation decisions for executive officers are made with full consideration of the Internal Revenue Code Section 162(m) implications. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers in excess of $1.0 million, but excludes “performance-based” compensation from this limit. The Company’s Performance Bonus Plan and its Stock Incentive Plans are intended to qualify under Section 162(m). For fiscal 2004, grants of stock options under the 2004 Stock Incentive Plan, and payments of bonus under the Performance Bonus Plan should satisfy the requirements for deductible compensation. While the Company’s general policy is to preserve the deductibility of most compensation paid to the Company’s covered executives, we may authorize payments that might not be deductible if we believe they are in the best interests of the Company and its stockholders.

Other Benefits

      In keeping with its philosophy to provide total compensation that is competitive with other companies in both general industry and the restaurant industry, Jack in the Box Inc. maintains a limited level of perquisites. The Company does not own or lease a Company airplane, purchase country club memberships, provide officers with the use of permanent residences, home security systems or defray the cost of personal entertainment or family travel. The Company provides a car allowance, supplemental health insurance, company-paid term life insurance with a maximum value of three times salary or $750,000, whichever is less, a supplemental executive retirement plan and an executive deferred compensation plan, both of which are described in detail in the Executive Compensation section of this Proxy Statement on page 19. In addition, in fiscal 2004, the Company made available financial planning services to a maximum of $20,000 annually, based on position level.

CEO Compensation

      A substantial portion of the CEO’s compensation is at risk and is tied to company performance results. The CEO does not participate in discussions about his compensation matters. The Compensation Committee reviews and approves the compensation of the CEO according to established performance evaluation guidelines and competitive survey data. The Board of Directors reviews the Compensation Committee’s report to ensure that the CEO is providing the best leadership for the Company. To assist it in making its determination, the Compensation Committee relies on competitive pay information and advice from its outside compensation consultant.

      Mr. Nugent became Chairman of the Board on February 23, 2001 and has been Chief Executive Officer of the Company since April 1, 1996. In November 2003, Mr. Nugent’s compensation targets for fiscal 2004 were established by the Compensation Committee at the median of the comparison group and as recommended by the Committee’s compensation consultant. His bonus earned in fiscal 2004 was $1,194,000. This bonus was based on Company performance relative to the goals established at the beginning of the fiscal year for the annual incentive plan described on page 26. Actual total compensation was above these targets because of strong financial performance at the Company. His base salary as of November 15, 2004, was increased approximately four percent (4%) over his previous base salary based upon his performance compared to individual objectives established at the beginning of fiscal 2004 and strong performance by the Company. His salary increase relating to individual objectives was determined based on measures relating to earnings per share, debt restructure, cost savings, management development, succession planning, and development of sound strategic growth and operating plans. In addition, the Committee noted strong performance by the Company under Mr. Nugent’s leadership, including the following: during the period September 29, 2003 to October 1, 2004, the share price of the Company increased from $17.50 to $32.31, or approximately 85%, the Company’s market capitalization increased from approximately $647 million to approximately $1.2 billion and, compared to six competitors in the Quick Service Restaurant market segment (AFC Enterprises, CKE, McDonalds, Sonic, Wendy’s and YUM), Jack in the Box had the greatest appreciation in stock price.

      Mr. Nugent’s compensation is determined by the Compensation Committee in executive session without the presence of Company employees. The Committee’s actions were reviewed and discussed by the non-employee directors in executive session of the Board of Directors.

Murray H. Hutchison, Chair
Anne B. Gust
Alice B. Hayes
Michael W. Murphy

      This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

PERFORMANCE GRAPH

      The following graph compares the cumulative return to holders of the Company’s Common Stock at September 30th of each year (except 2004 when the comparison date is October 3 due to the 53rd week in fiscal year 2004) to the yearly weighted cumulative return of a Restaurant Peer Group Index and to the Standard & Poor’s (“S&P”) 500 Index for the same period. The comparison assumes $100 was invested on September 30, 1999 in the Company’s Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during these periods.

	1999	2000	2001	2002	2003	2004

Jack in the Box Inc.	$100	$86	$112	$91	$71	$127
S&P 500 Index	100	113	83	66	82	94
Restaurant Peer Group(1)	100	87	120	132	168	190

(1)	The Restaurant Peer Group Index is comprised of the following companies: Applebee’s International, Inc.; Bob Evans Farms, Inc.; Brinker International, Inc.; CBRL Group, Inc.; CKE Restaurants, Inc.; Luby’s, Inc.; Papa John’s International, Inc.; Ruby Tuesday, Inc.; Ryan’s Family Steakhouse, Inc. and Sonic Corp.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of December 10, 2004, information with respect to beneficial ownership of voting securities of the Company by (i) each person who is known to us to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each director and nominee for director of the Company, (iii) each executive officer listed in the Summary Compensation Table herein and (iv) all directors and executive officers of the Company as a group. Each of the following stockholders has sole voting and investment power with respect to shares beneficially owned by such stockholder, except to the extent that authority is shared with spouses under applicable law, or as otherwise noted.

	Number of Shares
	of Common Stock	Percent of
Name	Beneficially Owned(1)	Class(1)

Fidelity Investments(2)	5,521,708	14.0%
Barclays Global Investors, N.A.(3)	5,146,204	13.0%
LSV Asset Management(4)	2,085,950	5.3%
Robert J. Nugent	963,551	2.4%
Edward W. Gibbons	260,836	*
Linda A. Lang	188,750	*
Paul L. Schultz	176,115	*
John F. Hoffner	148,950	*
L. Robert Payne	130,240	*
Lawrence E. Schauf	124,840	*
Michael E. Alpert	78,600	*
Murray H. Hutchison	46,100	*
Alice B. Hayes	38,100	*
Michael W. Murphy	17,500	*
Anne B. Gust	10,000	*
David M. Tehle	0	*
All directors and executive officers as a group (20 persons)	2,471,175	5.5%

*	Less than one percent

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Messrs. Nugent, Gibbons, Schultz, Hoffner, Payne, Schauf, Alpert, Hutchison and Murphy, Ms. Lang, Ms. Gust and Dr. Hayes have the right to acquire through the exercise of stock options within 60 days of the above date, 458,780, 86,100, 135,770, 93,950, 86,100, 69,840, 76,100, 46,100, 17,500, 98,750, 10,000 and 36,100, respectively, of the shares reflected above as beneficially owned. As a group, all directors and executive officers have the right to acquire through the exercise of stock options within 60 days of the above date 1,417,883 of the shares reflected above as beneficially owned. In addition, the shares reflected as beneficially owned by Messrs. Hoffner and Schauf, and Ms. Lang include 55,000, 50,000 and 90,000 shares, respectively, for restricted stock awards. As a group, the shares reflected as beneficially owned by all directors and executive officers include 277,600 shares for restricted stock awards. Restricted stock shares may be voted by such executive officers; however, the shares are not available for sale or other disposition until the expiration of vesting restrictions upon retirement or termination.

(2)	According to it’s Form 13F filing as of September 30, 2004, FMR Corp., on behalf of certain of its direct and indirect subsidiaries, Fidelity Management & Research Company, FMR Co., Inc. and Fidelity Management Trust Company, indirectly held and had investment discretion with respect to 5,521,708 shares. Fidelity Management & Research Company and FMR Co., Inc. were the beneficial owners of 5,483,408 shares, of which it had sole voting power with respect to 600 shares and no voting power with respect to 5,482,808 shares. Fidelity Management Trust Company was the beneficial owner of 38,300 shares, of which it had sole voting power with respect to 36,800 shares and no voting power with respect to 1,500 shares. The address of Fidelity Management and Research Company, FMR Co., Inc. and Fidelity Management Trust Company is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	According to its Form 13F filing as of September 30, 2004, Barclays Global Investors, N.A. had investment discretion with respect to 5,146,204 shares, of which it had sole voting power with respect to 4,997,944 shares and no voting power with respect to 148,260 shares. The address of Barclays Global Investors, N.A. is 45 Fremont Street, San Francisco, California 94105.

(4)	According to its Form 13F filing as of September 30, 2004, LSV Asset Management indirectly held and had investment discretion with 2,085,950 shares, of which it had sole voting power with respect to 1,501,950 shares and no voting power with respect to 584,000 shares. The address of LSV Asset Management is One North Wacker Drive, Suite 4000, Chicago, Illinois 60606.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, director and beneficial owner of more than 10% of the Company’s Common Stock is required to file certain forms with the Securities and Exchange Commission. A report of beneficial ownership of the Company’s Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirements and a report on Form 4 or Form 5 must be filed to reflect changes thereafter. Based on written statements and copies of forms provided to us by persons subject to the reporting requirements, we believe that all such reports required to be filed by such persons during fiscal 2004 were filed on a timely basis.

OTHER BUSINESS

      We are not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

      Pursuant to the Company’s Bylaws, in order for a stockholder to present business at the Annual Meeting or to make nominations for election of a director, such matters must be filed in writing with the Secretary of the Company in a timely manner. To be timely, a stockholder’s notice to present business at the Annual Meeting or to make nominations for the election of a director, must be delivered to the principal executive offices of the Company not less than one hundred twenty (120) days in advance of the first anniversary of the date that the Company’s Proxy Statement was first released to stockholders in connection with the previous year’s annual meeting, except if the date of the annual meeting is more than thirty (30) calendar days earlier than the date contemplated at the time of the previous year’s Proxy Statement, notice must be received not later than the close of business on the tenth (10th) day following the day on which the date of the annual meeting is publicly announced. Such notices shall set forth, as to the stockholder giving notice, the stockholder’s name and address as they appear on the Company’s books, and the class and number of shares of the Company which are beneficially owned by such stockholder. Additionally, (i) with respect to a stockholder’s notice regarding a nominee for director, such notice shall set forth, as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) with respect to a notice relating to a matter the stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the meeting and any material interest of the stockholder in such business.

      The Nominating and Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. In order for stockholder suggestions regarding possible candidates for director to be considered by the Nominating and Governance Committee, such information should be provided to the Committee in writing at least one hundred twenty (120) days prior to the date of the next scheduled annual meeting. Stockholders should include in such communications the name and biographical data of the individual who is the subject of the communication and the individual’s relationship to the stockholder.

      Stockholders may send any recommendations for director nominees or other communications to the Board of Directors or any Committee or individual director at the following address. All communications received are reported to the Board or the individual directors:

Board of Directors (or specified Committee or name of individual directors)
c/o Corporate Secretary
JACK IN THE BOX INC.
9330 Balboa Avenue
San Diego, CA 92123

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

      Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s proxy solicitation materials to be distributed in connection with the Company’s Annual Meeting of Stockholders to be held in the year 2006 must set forth such proposal in writing and file it with the Secretary of the Company on or before September 12, 2005. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission. See “Other Business” above.

Exhibit A

JACK IN THE BOX INC.

DIRECTOR INDEPENDENCE GUIDELINES

a.	A director shall not be independent if he or she is a director, executive officer, partner or owner of 5% or greater interest in a company that either purchases from or makes sales to our company that total more than one percent of the consolidated gross revenues of such company for that fiscal year.

b.	A director shall not be independent if he or she is a director, executive officer, partner or owner of 5% or greater interest in a company from which our Company borrows an amount equal to or greater than one percent of the consolidated assets of either our Company or such other company.

c.	A director shall not be independent if he or she is a trustee, director or executive officer of a charitable organization that has received in that fiscal year, discretionary donations form our Company that total more than one percent of the organization’s latest publicly available national annual charitable receipts.

A-1

Exhibit B

JACK IN THE BOX INC.

AUDIT COMMITTEE CHARTER
Adopted July 16, 1999
Amended and Adopted June 6, 2000
Amended and Adopted August 3, 2001
Amended and Adopted August 2, 2002
Amended and Adopted September 11, 2003
Amended and Adopted November 12, 2004

A.     Authority

      The Board of Directors (the “Board”) of Jack in the Box Inc., by resolution dated November 1, 1985, established the Audit Committee (the “Committee”).

B.     Purpose

      The Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on (i) the integrity of the financial reports, and (ii) the Corporation’s compliance with legal and regulatory requirements. The Committee will also review the qualifications, independence and performance, and approve the terms of engagement of the Corporation’s independent registered public accountant, review the performance of the Corporation’s internal audit function and prepare any reports required of the Committee under rules of the Securities and Exchange Commission. (“SEC”)

C.	Committee Membership

      The Committee will have a minimum of three members.

1. All Committee members will meet the independence and experience requirements of the New York Stock Exchange and the SEC. Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member should be an “audit committee financial expert” as determined by the Board in accordance with the rules of the SEC.

2. No member of the Committee may receive any compensation from the Corporation other than (i) director’s fees (including fees for service as a member of any Committee of the Board) and (ii) a pension or other deferred compensation for prior service that is not contingent on future service.

3. No director may serve as a member of the Committee if such director simultaneously serves on the audit committees of more than two other public companies without prior disclosure to the Committee and the Board and an affirmative determination by the Board that such simultaneous service does not impair the ability of such director to effectively serve on the Committee, which determination will be disclosed in the annual proxy statement.

4. The members and the Chair of the Committee will be appointed by the Board after considering the recommendations of the Nominating and Governance Committee and will serve until their successors are duly elected and qualified or until their earlier resignation or removal. If a Chair is not appointed by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee.

5. The Board may fill vacancies on the Committee after considering the recommendations of the Nominating and Governance Committee.

6. The Board may remove a Committee member from the Committee at any time with or without cause.

D.     Committee Authority and Responsibilities

      The Corporation will provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Corporation. The Committee, at its discretion, has the authority to initiate special investigations and hire special legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter.

      The independent registered public accountants for the Corporation are accountable to the Board and the Committee and report directly to the Committee.

      In carrying out its responsibilities, the Board believes the policies and procedures of the Committee should remain flexible, in order to best react to changing conditions.

1.	Oversight Of The Independent Registered Public Accountant

      The Committee will:

a. Be directly and solely responsible for the appointment, termination, compensation, retention and oversight of the independent registered public accountant, including resolution of disagreements between management and the independent registered public accountant regarding financial reporting.

b. In advance of the engagement of the independent registered public accountant, approve all audit services, non-audit services, fees and other terms of engagement in accordance with SEC rules. The Committee may establish pre-approval policies and procedures for audit and non-audit services provided that such policies and procedures specify that the Committee will be promptly informed as to each such service for which the independent registered public accountant is engaged pursuant to such policies and procedures.

c. Periodically review and discuss with the independent registered public accountant (i) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent registered public accountant, consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended.

d. Annually obtain and review a report from the independent registered public accountant describing (i) the registered public accountant’s internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review or peer review or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues, and (iii) all relationships between the independent registered public accountant and the Corporation.

e. Annually review and evaluate the qualifications, performance and independence of the independent registered public accountant, including a review and evaluation of the lead partner of the independent registered public accountant, and report to the Board on the Committee’s conclusions together with any recommendations for action. In making this review, the Committee will take into account the opinions of management and the Corporation’s internal auditor.

f. Consider whether there should be rotation of the audit firm, and report to the Board on the Committee’s conclusions. Consult with the independent registered public accountant to assure the rotation, every five years, of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit.

g. Meet with the independent registered public accountant and financial management of the Corporation, prior to the audit, to review the scope of the proposed audit for the current year, staffing of the audit and the audit procedures and at the conclusion of the audit, review such audit including any comments or recommendations of the independent registered public accountant. While the Committee has the process and responsibilities set forth in the Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements present fairly the financial position, the results of operations, and the cash flows of the Company, in compliance with generally accepted accounting principles. This is the responsibility of management and the outside registered public accountants. In carrying out this oversight responsibility, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside registered public accountants’ work.

h. Review and discuss with the independent registered public accountant any problems or difficulties the registered public accountant may have encountered during the course of an audit, including

(1) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

(2) Any changes required in the planned scope of the audit.

(3) Any accounting adjustments proposed by the registered public accountant but “passed” (as immaterial or otherwise).

(4) Any other material communication provided by the registered public accountant to the Corporation’s management.

i. At its discretion, review with the outside registered public accountant both (i) communications between the audit team and the audit firm’s national office respecting any significant auditing or accounting issues presented by the engagement and (ii) the internal audit department responsibilities, budget and staffing.

j. Obtain assurance from the outside registered public accountant that the annual audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

k. As needed, review an analysis prepared by management and/ or the independent registered public accountant of significant financial reporting issues and judgments made in connection with the preparation and presentation of the Corporation’s financial statements, including an analysis of the effect of alternative GAAP methods on the Corporation’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

l. Set policies for the Corporation’s hiring of employees or former employees of the independent registered public accountant who were engaged on the Corporation’s audit account.

     2.     Review of Financial Reporting Policies and Procedures

      The Committee will:

a. Review and discuss with management and the independent registered public accountant, the Corporation’s annual audited financial statements and quarterly financial statements, and any certification report, opinion or review rendered by the independent registered public accountant, including (i) the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” (“MD&A”), (ii) major issues regarding accounting principles, auditing standards and financial statement presentation, (iii) the independent registered public accountant’s judgment as to the accuracy of financial information, adequacy of disclosures and quality of the Corporation’s accounting principles. Recommend to the Board whether the audited financial statements of the Corporation should be included in the Corporation’s annual report on form 10K.

b. Review and discuss with the independent registered public accountant the critical accounting policies and practices used by the Corporation, alternative treatments of financial information within generally accepted accounting principles that the independent registered public accountant has discussed with management, the ramification of the use of such alternative disclosures and treatments and the treatment preferred by the independent registered public accountant.

c. Review with management and the independent registered public accountant the Corporation’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies, including any “pro forma” or adjusted financial information.

d. Review with management and the independent registered public accountant any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

e. Review with management its assessment of the effectiveness and adequacy of the Corporation’s internal controls and any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis will be given to the adequacy of such internal controls to expose payments, transactions or procedures that might be deemed illegal or otherwise improper.

f. Review the internal audit function of the Corporation including Internal Audit responsibilities, budget, staffing, independence of the Internal Audit function, the ability of Internal Audit to raise issues to the appropriate level of authority, the proposed audit plans for the coming year, and the coordination of such plans with the independent registered public accountant. The Committee should request copies or summaries of the significant reports to management prepared by the internal auditing department and management’s responses. Review recommendations and findings of the internal registered public accountant to assure that appropriate actions are taken by management.

g. Review the appointment and replacement of the internal auditor.

h. Review with management and the independent registered public accountant the effect of regulatory and accounting initiatives as well as the impact of off-balance sheet transactions or structures on the Corporation’s financial results and operations.

i. Review and approve significant changes to the Corporation’s selection or application of accounting principles and practices as suggested by the independent registered public accountant, internal auditor or management.

     3.     Risk Management, Related Party Transactions, Legal Compliance and Ethics

      The Committee will:

a. Discuss with management the Corporation’s policies with respect to risk assessment and risk management, the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

b. Review with the Corporation’s General Counsel (i) any material government investigations, (ii) material pending or threatened legal proceedings involving the Corporation and (iii) other contingent liabilities.

c. Conduct or authorize an appropriate review of any related party transactions deemed significant by the Committee.

d. Review reports and disclosures of insider and affiliated party transactions.

e. Review the Corporation’s policies and procedures for compliance with laws and regulations regarding financial reporting and disclosure

f. Periodically review the Corporation’s ethics code or “Code of Conduct” (as such code is set forth in the booklet entitled “TRUST” and other Corporation policies). Provide for and review prompt disclosure to the public of any change in, or waiver of, such ethics code.

g. Review the Corporation’s procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

h. Review quarterly reports from the Corporation’s ethics compliance officer.

i. As requested by the Board, review and investigate conduct alleged by the Board to be in violation of the Ethics Code and adopt as necessary remedial, disciplinary or other measures with respect to such conduct.

j. Conduct or authorize an investigation of any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate. Report to the Board of Directors the results of its investigation and make such recommendations, as it may deem appropriate.

k. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

l. Annually review its own performance.

E.     Committee Meetings and Action

      1.     The majority of the members of the Audit Committee will constitute a quorum.

      2.     The action of a majority of those present at a meeting at which a quorum is present will be the act of the Committee.

      3.     Any action required to be taken at a meeting of the Committee will nonetheless be deemed the action of the Committee if all of the Committee members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.

      4.     The Chair will make regular reports to the Board.

      5.     The Committee may form and delegate authority to subcommittees or to one or more members of the Committee when appropriate.

      6.     The Committee Secretary, or his designee, will give notice and keep minutes of all Committee meetings.

      7.     The Committee will meet as often as may be deemed necessary or appropriate in its judgment, but not less frequently than quarterly, either in person or telephonically.

      8.     The Committee will meet with the independent registered public accountant and with management on a quarterly basis to review the Corporation’s financial statements and financial reports.

      9.     The Committee will meet separately with management, the independent registered public accountant and Internal Auditor, as appropriate.

      10.     The Committee Secretary will prepare a preliminary agenda. The Chair will make the final decision regarding the agenda.

      11.     The agenda and all materials to be reviewed at the meetings should be received by the Committee members as far in advance of the meeting day as practicable.

      12.     The Committee Secretary should coordinate all mailings to the Committee members, to the extent practicable.

      13.     The Committee may perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law as the Board deems necessary or appropriate.

Exhibit C

JACK IN THE BOX INC.

2004 STOCK INCENTIVE PLAN

INDEX TO 2004 STOCK INCENTIVE PLAN

1. Establishment, Purpose and Term of Plan	C-3
1.1 Establishment	C-3
1.2 Purpose	C-3
1.3 Term of Plan	C-3
2. Definitions and Construction	C-3
2.1 Definitions	C-3
2.2 Construction	C-6
3. Administration	C-6
3.1 Administration by the Committee	C-6
3.2 Authority of Officers	C-6
3.3 Powers of the Committee	C-6
3.4 Administration with Respect to Insiders	C-7
3.5 Committee Complying with Section 162(m)	C-7
3.6 No Repricing	C-7
3.7 Indemnification	C-7
4. Shares Subject to Plan	C-8
4.1 Maximum Number of Shares Issuable	C-8
4.2 Adjustments for Changes in Capital Structure	C-8
5. Eligibility and Award Limitations	C-8
5.1 Persons Eligible for Incentive Stock Options	C-8
5.2 Persons Eligible for Other Awards	C-8
5.3 Fair Market Value Limitation on Incentive Stock Options	C-9
5.4 Award Limits	C-9
5.5 Performance Awards	C-9
6. Terms and Conditions of Options	C-9
6.1 Exercise Price	C-9
6.2 Exercisability and Term of Options	C-10
6.3 Payment of Exercise Price	C-10
6.4 Effect of Termination of Service	C-10
6.5 Transferability of Options	C-11
7. Terms and Conditions of Stock Appreciation Rights	C-11
7.1 Types of SARs Authorized	C-11
7.2 Exercise Price	C-11
7.3 Exercisability and Term of SARs	C-11
7.4 Exercise of SARs	C-12
7.5 Deemed Exercise of SARs	C-12
7.6 Effect of Termination of Service	C-12
7.7 Nontransferability of SARs	C-12
8. Terms and Conditions of Restricted Stock Awards	C-12
8.1 Purchase Price	C-12
8.2 Purchase Period	C-12
8.3 Payment of Purchase Price	C-12
8.4 Vesting and Restrictions on Transfer	C-13
8.5 Voting Rights; Dividends	C-13
8.6 Effect of Termination of Service	C-13
8.7 Nontransferability of Restricted Stock Award Rights	C-13

9. Terms and Conditions of Performance Awards	C-13
9.1 Initial Value of Performance Shares and Performance Units	C-14
9.2 Establishment of Performance Goals and Performance Period	C-14
9.3 Measurement of Performance Goals	C-14
9.4 Determination of Final Value of Performance Awards	C-15
9.5 Dividend Equivalents	C-15
9.6 Payment in Settlement of Performance Awards	C-15
9.7 Restrictions Applicable to Payment in Shares	C-15
9.8 Effect of Termination of Service	C-16
9.9 Nontransferability of Performance Awards	C-16
10. Standard Forms of Award Agreement	C-16
10.1 Award Agreements	C-16
10.2 Authority to Vary Terms	C-16
11. Change in Control	C-16
11.1 Definitions	C-16
11.2 Effect of Change in Control on Options	C-16
11.3 Effect of Change in Control on SARs	C-17
11.4 Effect of Change in Control on Restricted Stock Awards	C-17
11.5 Effect of Change in Control on Performance Awards	C-17
12. Compliance with Securities Law	C-17
13. Tax Withholding	C-18
13.1 Tax Withholding in General	C-18
13.2 Withholding in Shares	C-18
14. Termination or Amendment of Plan	C-18
15. Miscellaneous Provisions	C-18
15.1 Provision of Information	C-18
15.2 Rights as Employee, Consultant or Director	C-18
15.3 Rights as a Stockholder	C-18
15.4 Beneficiary Designation	C-19
15.5 Unfunded Benefit Obligation	C-19

JACK IN THE BOX INC.

2004 STOCK INCENTIVE PLAN

1.     Establishment, Purpose and Term of Plan.

      1.1     Establishment. Jack in the Box Inc., a Delaware corporation (the “Company”), hereby establishes the Jack in the Box 2004 Stock Incentive Plan (the “Plan”) effective as of February 14, 2004, the date of its approval by the stockholders of the Company (the “Effective Date”).

      1.2     Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Indexed Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares and Performance Units.

      1.3     Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2.     Definitions and Construction.

      2.1     Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Award” means any Option, Indexed Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share or Performance Unit granted under the Plan.

(b) “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Agreement,” an “Indexed Option Agreement,” a “SAR Agreement,” a “Restricted Stock Purchase Agreement,” a “Restricted Stock Bonus Agreement,” a “Restricted Stock Unit Agreement,” a “Performance Share Agreement,” or a “Performance Unit Agreement.”

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(e) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(f) “Company” means Jack in the Box Inc., a Delaware corporation, or any successor corporation thereto.

(g) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

(h) “Director” means a member of the Board or of the board of directors of any other Participating Company.

(i) “Disability” means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Participating Company Group because of the sickness or injury of the Participant.

(j) “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award of Restricted Stock Units or Performance Shares held by such Participant.

(k) “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(n) “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(o) “Indexed Option” means an Option with an exercise price which either increases by a fixed percentage over time or changes by reference to a published index, as determined by the Committee and set forth in the Option Agreement.

(p) “Insider” means any person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(q) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(r) “Option” means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option, a Nonstatutory Stock Option or an Indexed Option.

(s) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(t) “Participant” means any eligible person who has been granted one or more Awards.

(u) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(v) “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(w) “Performance Award” means an Award of Performance Shares or Performance Units.

(x) “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.2.

(y) “Performance Period” means a period established by the Committee pursuant to Section 9.2 at the end of which one or more Performance Goals are to be measured. Performance Periods shall be a minimum of twelve months.

(z) “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to the terms and conditions of Section 9 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(aa) “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to the terms and conditions of Section 9 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(bb) “Restricted Stock Award” means an Award of a Restricted Stock Bonus, a Restricted Stock Purchase Right or a Restricted Stock Unit.

(cc) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to the terms and conditions of Section 8.

(dd) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to the terms and conditions of Section 8.

(ee) “Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant to receive in cash or Stock the Fair Market Value of a share of Stock granted pursuant to the terms and conditions of Section 8.

(ff) “Restriction Period” means the period established in accordance with Section 8.4 during which shares subject to a Restricted Stock Award are subject to Vesting Conditions. Restriction Periods shall be a minimum of three years.

(gg) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(hh) “Section 162(m)” means Section 162(m) of the Code.

(ii) “Securities Act” means the Securities Act of 1933, as amended.

(jj) “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with the Participating Company Group may be deemed, as provided in the applicable Award Agreement, to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day of such leave any Incentive Stock Option held by such Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(kk) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(ll) “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(mm) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(nn) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

(oo) “Vesting Conditions” mean those conditions established in accordance with Section 8.4 prior to the satisfaction of which shares subject to a Restricted Stock Award remain subject to forfeiture or a repurchase option in favor of the Company.

      2.2     Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.     Administration.

      3.1     Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

      3.2     Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

      3.3     Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b) to determine the type of Award granted and to designate Options as Incentive Stock Options, Nonstatutory Stock Options or Indexed Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the purchase price of any Stock, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award of Restricted Stock Units, Performance Shares, Performance Units or Stock Appreciation Rights will be settled in shares of Stock, cash, or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto, except that waiver of restrictions and conditions applicable to awards of restricted stock and restricted stock units shall be limited to circumstances of death or disability of the awardee or change of control of the Company;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;

(j) to authorize, in conjunction with any applicable Company deferred compensation plan, that the receipt of cash or Stock subject to any Award under this Plan, may be deferred under the terms and conditions of such Company deferred compensation plan; and

(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

      3.4  Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

      3.5  Committee Complying with Section 162(m). If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

      3.6  No Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options and/or SARs and the grant in substitution therefore of new Options and/or SARs having a lower exercise price or (b) the amendment of outstanding Options and/or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.

      3.7  Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.  Shares Subject to Plan.

      4.1  Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be One Million Two Hundred Fifty Thousand (1,250,000). If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company at the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan (i) with respect to any portion of an Award that is settled in cash or (ii) to the extent such shares are withheld and/or attested to in satisfaction of tax withholding obligations pursuant to Section 13.2. Upon payment in shares of Stock pursuant to the exercise of a SAR, the number of shares available for issuance under the Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.

      Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, in the ISO Share Limit set forth in Section 4.1, and in the exercise price per share of any outstanding Options and Restricted Stock Purchase Rights. If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 11.1) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards shall be for New Shares. In the event of any such amendment, the number of shares subject to outstanding Awards and the exercise price per share of outstanding Options and Restricted Stock Purchase Rights shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option or Restricted Stock Purchase Right be decreased to an amount less than the par value, if any, of the stock subject to such Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.  Eligibility and Award Limitations.

      5.1  Persons Eligible for Incentive Stock Options. Incentive Stock Options may be granted only to Employees. For purposes of the foregoing sentence, the term “Employees” shall include prospective Employees to whom Incentive Stock Options are granted in connection with written offers of employment with the Participating Company Group, provided that any such Incentive Stock Option shall be deemed granted effective on the date such person commences Service as an Employee, with an exercise price determined as of such date in accordance with Section 6.1. Eligible persons may be granted more than one (1) Incentive Stock Option.

      5.2  Persons Eligible for Other Awards. Awards other than Incentive Stock Options may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service. Eligible persons may be granted more than one (1) Award.

      5.3  Fair Market Value Limitation on Incentive Stock Options. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

      5.4  Award Limits.

      (a) Aggregate Limit on Restricted Stock Awards and Performance Awards. Subject to adjustment as provided in Section 4.2, in no event shall more than Two Hundred Fifty Thousand (250,000) shares of Stock in the aggregate be issued under the Plan pursuant to the exercise or settlement of Restricted Stock Awards and Performance Awards.

      (b) Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(i) Options and SARs. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs (as defined in Section 7) which in the aggregate are for more than Two Hundred and Fifty Thousand (250,000) shares of Stock. An Option which is canceled (or a Freestanding SAR as to which the exercise price is reduced to reflect a reduction in the Fair Market Value of the Stock) in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.

(ii) Restricted Stock Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards, subject to Vesting Conditions based on the attainment of Performance Goals, for more than One Hundred Thousand (100,000) shares of Stock.

      5.5  Performance Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted (A) Performance Shares which could result in such Employee receiving more than One Hundred Thousand (100,000) shares of Stock for each full fiscal year of the Company contained in the Performance Period for such Award, or (B) Performance Units which could result in such Employee receiving more than One Million dollars ($1,000,000) for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

6.  Terms and Conditions of Options.

      Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

      6.1  Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) in the case of an Indexed Option, the Committee shall determine the exercise price of such Indexed Option and the terms and conditions that affect, if any, any adjustments to the exercise price of such Indexed Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

      6.2  Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

      6.3  Payment of Exercise Price.

      (a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

      (b) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

      6.4  Effect of Termination of Service.

      (a) Option Exercisability. An Option granted to a Participant shall be exercisable after the Participant’s termination of Service only during the applicable time period determined in accordance with the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).

      (b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination of a Participant’s Service for Cause, if the exercise of an Option within the applicable time periods set forth in an Option Agreement is prevented by the provisions of Section 12 below, the Option shall remain exercisable until one (1) month (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

      (c) Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing other than termination of a Participant’s Service for Cause, if a sale within the applicable time periods set forth in an Option Agreement of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

      6.5  Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.  Terms and Conditions of Stock Appreciation Rights.

      SARs shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

      7.1  Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

      7.2  Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

      7.3  Exercisability and Term of SARs.

      (a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

      (b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

      7.4  Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of a SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.

      7.5  Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

      7.6  Effect of Termination of Service. An SAR shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR.

      7.7  Nontransferability of SARs. SARs may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.

8.  Terms and Conditions of Restricted Stock Awards.

      The Committee may from time to time grant Restricted Stock Awards upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 8.3. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 8.2 through 8.4. Restricted Stock Awards may be in the form of a Restricted Stock Bonus, which shall be evidenced by Restricted Stock Bonus Agreement, a Restricted Stock Purchase Right, which shall be evidenced by Restricted Stock Purchase Agreement or a Restricted Stock Unit, which shall be evidenced by a Restricted Stock Unit Agreement. Each such Award Agreement shall specify the number of shares of Stock subject to and the other terms, conditions and restrictions of the Award, and shall be in such form as the Committee shall establish from time to time. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Restricted Stock Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply, as applicable, with and be subject to the following terms and conditions:

      8.1  Purchase Price. The purchase price under each Restricted Stock Purchase Right shall be established by the Committee. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving a Restricted Stock Bonus or Restricted Stock Unit, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.

      8.2  Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right; provided, however, that no Restricted Stock Purchase Right granted to a prospective Employee, prospective Director or prospective Consultant may become exercisable prior to the date on which such person commences Service.

      8.3  Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (i) in cash, by check, or cash equivalent, (ii) provided that the Participant is an

Employee (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company’s sole discretion at the time the Restricted Stock Purchase Right is exercised, by delivery of the Participant’s promissory note in a form approved by the Company for the aggregate purchase price, provided that, if the Company is incorporated in the State of Delaware, the Participant shall pay in cash that portion of the aggregate purchase price not less than the par value of the shares being acquired, (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. Payment by means of the Participant’s promissory note shall be subject to the conditions described in Section 6.3(b)(iii). The Committee may at any time or from time to time grant Restricted Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration. Restricted Stock Bonuses and Restricted Stock Units shall be issued in consideration for services actually rendered to a Participating Company or for its benefit.

      8.4  Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.3 (the “Vesting Conditions”), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period (the “Restriction Period”) in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event, as defined in Section 11.1, or as provided in Section 8.7. Restriction Periods shall be a minimum of three years. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

      8.5  Voting Rights; Dividends. Except as provided in this Section and Section 8.4, during the Restriction Period applicable to shares subject to a Restricted Stock Purchase Right and a Restricted Stock Bonus held by a Participant, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if any such dividends or distributions are paid in shares of Stock, such shares shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Purchase Right and Restricted Stock Bonus with respect to which the dividends or distributions were paid. A Participant who is awarded a Restricted Stock Unit shall possess no incidents of ownership with respect to such a Restricted Stock Award; provided that the award agreement may provide for payments in lieu of dividends to such Participant.

      8.6  Effect of Termination of Service. The effect of the Participant’s termination of Service on any Restricted Stock Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Restricted Stock Award.

      8.7  Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant.

9.  Terms and Conditions of Performance Awards.

      The Committee may from time to time grant Performance Awards upon such conditions as the Committee shall determine. Performance Awards may be in the form of either Performance Shares, which shall be evidenced by a Performance Share Agreement, or Performance Units, which shall be evidenced by a Performance Unit Agreement. Each such Award Agreement shall specify the number of Performance Shares or Performance Units subject thereto, the method of computing the value of each Performance Share or Performance Unit, the Performance Goals and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award, and shall be in such form as the Committee shall establish from time to time. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Performance Share and Performance Unit Agreements may incor-

porate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

      9.1  Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of a share of Stock on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final value payable to the Participant in settlement of a Performance Award will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

      9.2  Establishment of Performance Goals and Performance Period. The Committee shall establish in writing the Performance Period applicable to each Performance Award and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the Performance Goals applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals shall not be changed during the Performance Period.

      9.3  Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect one or more measures of business or financial performance (each, a “Performance Measure”). Performance Measures shall have the same meanings as used in the Company’s financial statements, or if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined by the level attained during the applicable Performance Period. Performance Periods shall be a minimum of twelve months. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated before the effect of changes in accounting standards, restructuring charges and similar extraordinary items, determined according to criteria established by the Committee, occurring after the establishment of the Performance Goals applicable to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:

(a) sales

(b) revenue

(c) gross margin

(d) operating margin

(e) operating income

(f) pre-tax profit

(g) earnings before interest, taxes, depreciation and/or amortization

(h) net income

(i) cash flow

(j) expenses

(k) stock price

(l) earnings per share

(m) return on stockholders’ equity

(n) return on capital

(o) return on assets

(p) economic value added

(q) number of customers

(r) market share

(s) same store sales

(t) average restaurant margin

(u) return on investment

(v) profit after tax

(w) customer satisfaction

      9.4  Determination of Final Value of Performance Awards. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the terms of the Award Agreement. The Committee shall have no discretion to increase the value of an Award payable upon its settlement in excess of the amount called for by the terms of the Award Agreement on the basis of the degree of attainment of the Performance Goals as certified by the Committee. However, notwithstanding the attainment of any Performance Goal, if permitted under a Participant’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of a Performance Award that would otherwise be paid upon its settlement. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award. As soon as practicable following the Committee’s certification, the Company shall notify the Participant of the determination of the Committee.

      9.5  Dividend Equivalents. In its discretion, the Committee may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.6. Dividend Equivalents shall not be paid with respect to Performance Units.

      9.6  Payment in Settlement of Performance Awards. Payment of the final value of a Performance Award earned by a Participant as determined following the completion of the applicable Performance Period pursuant to Sections 9.4 and 9.5 may be made in cash, shares of Stock, or a combination thereof as determined by the Committee. If payment is made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock on the settlement date. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or a reasonable rate of interest within the meaning of Section 162(m).

      9.7  Restrictions Applicable to Payment in Shares. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.4. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Restricted Stock Bonus Agreement and shall be subject to the provisions of Sections 8.4 through 8.7 above.

      9.8  Effect of Termination of Service. The effect of the Participant’s termination of Service on any Performance Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Performance Award.

      9.9  Nontransferability of Performance Awards. Performance Shares and Performance Units may not be sold, exchanged, transferred, pledged, assigned, or otherwise disposed of other than by will or by the laws of descent and distribution until the completion of the applicable Performance Period. All rights with respect to Performance Shares and Performance Units granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant.

10.  Standard Forms of Award Agreement.

      10.1  Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee concurrently with its adoption of the Plan and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

      10.2  Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

11.  Change in Control.

      11.1  Definitions.

      (a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

      (b) A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or, in the case of a Transaction described in Section 8.1(a)(iii), the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Committee shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

      11.2  Effect of Change in Control on Options. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Participant, either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation’s stock. In the event that the Acquiring Corporation elects not to assume or substitute for outstanding Options in connection with a Change in Control, the exercisability and vesting of each such outstanding Option and any shares acquired upon the exercise thereof held by a Participant whose Service has not terminated prior to such date shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 10.2 and the provisions of such Option Agreement shall be conditioned upon the consummation of the Change in Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 10.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Committee otherwise provides in its discretion.

      11.3     Effect of Change in Control on SARs. In the event of a Change in Control, the Acquiring Corporation may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding SARs or substitute for outstanding SARs substantially equivalent SARs for the Acquiring Corporation’s stock. In the event the Acquiring Corporation elects not to assume or substitute for outstanding SARs in connection with a Change in Control, then any unexercised and/or unvested portions of outstanding SARs shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Change in Control. The exercise and/or vesting of any SAR that was permissible solely by reason of this paragraph 11.3 shall be conditioned upon the consummation of the Change in Control. Any SARs which are not assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

      11.4     Effect of Change in Control on Restricted Stock Awards. In the event of a Change in Control, the lapsing of the Vesting Conditions applicable to the shares subject to the Restricted Stock Award held by a Participant whose Service has not terminated prior to such date shall be accelerated effective as of the date of the Change in Control. Any acceleration of the lapsing of Vesting Conditions that was permissible solely by reason of this Section 11.4 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

      11.5     Effect of Change in Control on Performance Awards. In the event of a Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to such date (unless the Participant’s Service terminated by reason of the Participant’s death or Disability) shall become payable effective as of the date of the Change in Control. For this purpose, the final value of the Performance Award shall be determined by the greater of (a) the extent to which the applicable Performance Goals have been attained during the Performance Period prior to the date of the Change in Control or (b) the pre-established 100% level with respect to each Performance Target comprising the applicable Performance Goals. Any acceleration of a Performance Award that was permissible solely by reason of this Section 11.5 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

12.     Compliance with Securities Law.

      The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

13.     Tax Withholding.

      13.1     Tax Withholding in General. The Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

      13.2     Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

14.     Termination or Amendment of Plan.

      The Committee may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

15.     Miscellaneous Provisions.

      15.1     Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

      15.2     Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director, or interfere with or limit in any way the right of a Participating Company to terminate the Participant’s Service at any time.

      15.3     Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2 or another provision of the Plan.

      15.4     Beneficiary Designation. Each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation shall be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

      15.5     Unfunded Obligation. Any amounts payable to Participants pursuant to the Plan shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

EXHIBIT D

JACK IN THE BOX INC.

POLICY FOR AUDIT COMMITTEE PRE-APPROVAL OF SERVICES

      Jack in the Box Inc. (the Company) and its Audit Committee are committed to ensuring the independence of the Auditor, both in fact and in appearance. Accordingly, all services to be provided by the independent registered public accountants pursuant to this policy must be as permitted by Section 10A of the Security Exchange Act of 1934.

      The Audit Committee hereby pre-approves services to be rendered by the Company’s registered public accountant as follows:

Audit Related Services

      Subject to the limitations described below, the Audit Committee pre-approves the following services that management may request to be performed by the independent registered public accountant that are an extension of normal audit work or enhance the effectiveness of the registered public accountants’ procedures:

1) Audits of employee benefit plans

2) Audits of Jack in the Box Inc. legal entities

3) Consultation regarding the implementation of technical accounting standards

4) Due diligence assistance on acquisitions

5) Services related to the independent registered public accountants’ consent to the use of its audit opinion in documents filed with the Securities Exchange Commission

Tax Compliance Services

      Subject to the limitations described below, the Audit Committee pre-approves the following tax compliance service that management may request to be performed by the independent registered public accountant that are an extension of normal audit work and are not inconsistent with the attestation role of the registered public accountant:

1) Review of federal, state or other income tax returns

2) Due diligence tax advice related to prospective acquisitions

3) Requests for rulings or technical advice from taxing authorities

4) Assistance in complying with proposed or existing tax regulations

Pre-Approval Limitations

      The non-audit services detailed above shall only be pre-approved by the Audit Committee subject to limitations as follows:

1) Each individual service shall not exceed $25,000.

2) All services, in the aggregate, shall not exceed $50,000 in any fiscal year

3) Each service shall be reported to the Audit Committee Chair prior to its inception

4) All new services shall be reported to the entire Audit Committee at each of its regular quarterly meetings

Other Services

      For all services to be performed by the independent registered public accountant that are not specifically detailed above, an engagement letter confirming the scope and terms of the work to be

D-1

performed shall be submitted to the Audit Committee for pre-approval. In the event that any modification of an engagement letter is required, such modification must also be pre-approved.

Authorized Delegate

      The Audit Committee delegates to its Chairperson the authority to pre-approve proposed services as described above in excess of the fee limitations on a case-by-case basis provided that the entire Committee is informed of the services being performed at its next scheduled meeting.

Competitive Bidding Process

      Nothing in this policy should be read to imply that the independent registered public accountants have a preferred supplier arrangement in respect to the services listed above. Certain services, by their nature, may only be performed by the independent registered public accountant (i.e. issuing a consent or providing guidance on implementation of GAAP). For all other services, it would generally be expected that any significant engagements for services be subject to a competitive review process.

D-2

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
JACK IN THE BOX INC.

FOR ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 14, 2005 AT 2:00 P.M.
MARRIOTT MISSION VALLEY, 8757 RIO SAN DIEGO DRIVE, SAN DIEGO, CALIFORNIA

The undersigned hereby appoints Robert J. Nugent, Jerry P. Rebel and Lawrence E. Schauf and each of them, acting by a majority or by one of them if only one is acting, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Jack in the Box Inc., a Delaware corporation, on February 14, 2005, or any postponements or adjournments thereof. The above named proxies are instructed to vote all the undersigned’s shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the other side hereof and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees listed and “FOR” Proposals 2 and 3. The Board of Directors recommends a vote FOR the above proposals.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Detach here from proxy voting card. ▲

JACK IN THE BOX INC.

ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 14, 2005 AT 2:00 P.M.

MARRIOTT MISSION VALLEY
8757 RIO SAN DIEGO DRIVE
SAN DIEGO, CALIFORNIA

The Board of Directors recommends a vote FOR all nominees listed and Proposals 2 and 3.

Mark Here for Address Change or Comments	☐

PLEASE SEE REVERSE SIDE

WITHHOLD
	FOR ALL	ALL
1. Election of Directors	☐	☐

Nominees:
01 Michael E. Alpert	06 Linda A. Lang
02 Edward W. Gibbons	07 Michael W. Murphy
03 Anne B. Gust	08 Robert J. Nugent
04 Alice B. Hayes	09 L. Robert Payne
05 Murray H. Hutchison	10 David M. Tehle

(Instruction: To withhold authority to vote for any individual nominee write that nominee’s name below.)

	FOR	AGAINST	ABSTAIN
2. Approval of an Amendment to Increase Share Reserve under the 2004 Stock Incentive Plan.	☐	☐	☐
3. Ratification of appointment of KPMG LLP as independent registered public accountants.	☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting including with respect to any adjournment thereof.

Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

	YES	NO
I plan to attend the meeting.	☐	☐

Signature(s) x	Dated:	, 2005
Stockholder(s), please sign above exactly as name appears hereon; in the case of joint holders, all should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

▲ Detach here from proxy voting card ▲

Vote by Internet or Telephone or Mail
24 Hours a Day — 7 Days a Week

Internet and telephone voting is available through 11:59 PM EST the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/jbx

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date
your proxy card
and
return it in the
enclosed postage-paid
envelope.

NOTE: If you vote by telephone or Internet, you do
NOT need to mail back your proxy card.

THANK YOU FOR VOTING.

                                        (REV 01/16/04)

Proxy with telephone or Internet voting instructions — side one - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
JACK IN THE BOX INC.

FOR ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 14, 2005 AT 2:00 P.M.
MARRIOTT MISSION VALLEY, 8757 RIO SAN DIEGO DRIVE, SAN DIEGO, CALIFORNIA

The undersigned hereby appoints Robert J. Nugent, Jerry P. Rebel and Lawrence E. Schauf and each of them, acting by a majority or by one of them if only one is acting, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Jack in the Box Inc., a Delaware corporation, on February 14, 2005, or any postponements or adjournments thereof. The above named proxies are instructed to vote all the undersigned’s shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the other side hereof and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees listed and “FOR” Proposals 2 and 3. The Board of Directors recommends a vote FOR the above proposals.

(Continued, and to be marked, dated and signed, on the other side)

éFOLD AND DETACH HEREé

JACK IN THE BOX INC.

ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 14, 2005 AT 2:00 P.M.

MARRIOTT MISSION VALLEY
8757 RIO SAN DIEGO DRIVE
SAN DIEGO, CALIFORNIA

Proxy without telephone or Internet voting instructions — side two - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

The Board of Directors recommends a vote FOR all nominees listed and Proposals 2 and 3.	Please mark your votes like this	☒

		FOR ALL	WITHHOLD ALL
2. Election of Directors		☐	☐
Nominees:
01 Michael E. Alpert 02 Edward W. Gibbons 03 Anne B. Gust 04 Alice B. Hayes 05 Murray H. Hutchison	06 Linda A. Lang 07 Michael W. Murphy 08 Robert J. Nugent 09 L. Robert Payne 10 David M. Tehle

(Instruction: To withhold authority to vote for any
individual nominee write that nominee’s name below.)

[NAME, ADDRESS & SHARE INFORMATION]

		FOR	AGAINST	ABSTAIN
2.	Approval of an Amendment to Increase Share Reserve under the 2004 Stock Incentive Plan.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Ratification of appointment of KPMG LLP as independent registered public accountants.	☐	☐	☐
4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting including with respect to any adjournment thereof.
			YES	NO
	I plan to attend the meeting.		☐	☐

Signature(s) x	Dated:	, 2005

Stockholder(s), please sign above exactly as name appears hereon; in the case of joint holders, all should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

éFOLD AND DETACH HEREé

PROXY

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE
This voting instruction is requested by Mellon Bank, N.A. in conjunction with a proxy solicitation by the
Board of Directors of Jack in the Box Inc.

Please read the enclosed Proxy Statement and the Annual Report to Stockholders for more information.

CONFIDENTIAL VOTING INSTRUCTION FORM
To: Mellon Bank, N.A.
as Trustee of the Jack in the Box Inc. Easy$aver Plus Plan

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Detach here from proxy voting card. ▲

The undersigned hereby instructs Mellon Bank, N.A., as Trustee of the Jack in the Box Inc. Easy$aver Plus Plan, to vote in person or by proxy at the Annual Meeting of the Stockholders of Jack in the Box Inc., to be held on February 14, 2005, and at any postponements or adjournments thereof, all shares of Common Stock of Jack in the Box Inc., for which the undersigned shall be entitled to instruct, in the manner specified on the other side hereof.

Mellon Bank, N.A. will vote the shares represented by this Voting Instruction Form if it is properly completed, signed, and received by Mellon Bank, N.A. before 5:00 p.m. EST on February 10, 2005 at P.O. Box 3821, South Hackensack, NJ 07606-9521. Please note that if this Voting Instruction Form is not properly completed and signed, or it is not received by Mellon Bank, N.A., as indicated above, Mellon Bank, N.A. will not vote any shares represented by such Voting Instruction Form.

Mellon Bank, N.A. makes no recommendation regarding any voting instruction. Any Voting Instruction Form, if properly completed, signed, and received by Mellon Bank, N.A. in a timely manner will supersede any previously received Voting Instruction Form. All voting instructions received by Mellon Bank, N.A. will be kept confidential.

The Board of Directors recommends a vote FOR all nominees listed and Proposals 2 and 3.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

WITHHOLD
	FOR ALL	ALL
1. Election of Directors	☐	☐

Nominees:
01 Michael E. Alpert	06 Linda A. Lang
02 Edward W. Gibbons	07 Michael W. Murphy
03 Anne B. Gust	08 Robert J. Nugent
04 Alice B. Hayes	09 L. Robert Payne
05 Murray H. Hutchison	10 David M. Tehle

(Instruction: To withhold authority to vote for any individual nominee write that nominee’s name below.)

	FOR	AGAINST	ABSTAIN
2. Approval of an Amendment to Increase Share Reserve under the 2004 Stock Incentive Plan.	☐	☐	☐
3. Ratification of appointment of KPMG LLP as independent registered public accountants.	☐	☐	☐

Please note: If this Voting Instruction Form is signed, but no direction is given on Proposal #1, Mellon Bank, N.A. will vote “FOR” all nominees listed, or if no direction is given on Proposals #2 and #3, Mellon Bank, N.A. will vote “FOR” these Proposals.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting including with respect to any adjournment thereof.

Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

	YES	NO
I plan to attend the meeting.	☐	☐

Signature(s) x	Dated:	, 2005
Stockholder(s), please sign above exactly as name appears hereon; in the case of joint holders, all should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

▲ Detach here from proxy voting card ▲